                                                               EXECUTION VERSION
                                                               -----------------

                                                                     EXHIBIT 2.1







                           PURCHASE AND SALE AGREEMENT



                                     BETWEEN



                                  ACTERNA, LLC

                                 (the "SELLER")

                                       and

                         TOLLGRADE COMMUNICATIONS, INC.

                                  (the "BUYER")









                                FEBRUARY 13, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                                                                  PAGE
                                                                                                  ----
ARTICLE I      ASSET PURCHASE........................................................................1
         1.1   PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; EXCLUDED ASSETS
               AND EXCLUDED LIABILITIES..............................................................1
         1.2   PURCHASE PRICE........................................................................6
         1.3   POST CLOSING PURCHASE PRICE ADJUSTMENT AND EARN-OUT PAYMENT...........................7
         1.4   ALLOCATION...........................................................................13
         1.5   THE CLOSING..........................................................................13
         1.6   CONSENTS TO ASSIGNMENT...............................................................15
         1.7   FURTHER ASSURANCES...................................................................17

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................17
         2.1   ORGANIZATION, QUALIFICATION AND CORPORATE POWER......................................17
         2.2   AUTHORITY............................................................................17
         2.3   NONCONTRAVENTION.....................................................................18
         2.4   FINANCIAL STATEMENTS.................................................................18
         2.5   ABSENCE OF CERTAIN CHANGES...........................................................19
         2.6   UNDISCLOSED LIABILITIES..............................................................20
         2.7   TAX MATTERS..........................................................................20
         2.8   ACQUIRED ASSETS......................................................................21
         2.9   REAL PROPERTY........................................................................21
         2.10  INTELLECTUAL PROPERTY................................................................21
         2.11  CONTRACTS............................................................................23
         2.12  LITIGATION...........................................................................25
         2.13  EMPLOYMENT MATTERS...................................................................25
         2.14  EMPLOYEE BENEFITS....................................................................26
         2.15  LEGAL COMPLIANCE.....................................................................27
         2.16  PERMITS..............................................................................27
         2.17  BUSINESS RELATIONSHIPS WITH AFFILIATES...............................................27
         2.18  BROKERS' FEES........................................................................27
         2.19  INSURANCE............................................................................27
         2.20  NO MATERIAL ADVERSE CHANGE...........................................................27
         2.21  INVENTORIES..........................................................................27
         2.22  CUSTOMERS AND SUPPLIERS..............................................................28
         2.23  BACKLOG..............................................................................28
         2.24  WARRANTIES...........................................................................28
         2.25  PRODUCT LIABILITY....................................................................29
         2.26  NO FRAUDULENT INTENT.................................................................29
         2.27  DISCLOSURE...........................................................................29

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................29
         3.1   ORGANIZATION.........................................................................29
         3.2   AUTHORITY............................................................................29
         3.3   NONCONTRAVENTION.....................................................................30

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
         3.4   LITIGATION...........................................................................30
         3.5   FINANCING............................................................................30
         3.6   SOLVENCY.............................................................................30
         3.7   DUE DILIGENCE........................................................................31
         3.8   BROKERS' FEES........................................................................31

ARTICLE IV     EMPLOYEES AND EMPLOYEE BENEFITS......................................................31
         4.1   DEFINITION OF ACTIVE EMPLOYEES.......................................................31
         4.2   EMPLOYMENT OF ACTIVE EMPLOYEES BY THE BUYER..........................................31
         4.3   EMPLOYEE RELATED OBLIGATIONS AND LIABILITIES.........................................32
         4.4   NO TRANSFER OF ASSETS................................................................33
         4.5   COLLECTIVE BARGAINING MATTERS........................................................33
         4.6   GENERAL EMPLOYEE PROVISIONS..........................................................33

ARTICLE V      OTHER POST-CLOSING COVENANTS.........................................................33
         5.1   ACCESS TO INFORMATION; RECORD RETENTION; COOPERATION.................................33
         5.2   USE OF NAME FOR TRANSITION PERIOD....................................................35
         5.3   USE OF RETAINED MARKS IN TRANSFERRED TECHNOLOGY......................................36
         5.4   PAYMENT OF EXCLUDED LIABILITIES......................................................36
         5.5   PAYMENT OF ASSUMED LIABILITIES.......................................................36
         5.6   OTHER EQUIPMENT......................................................................36
         5.7   RESTRICTIVE COVENANTS................................................................37
         5.8   RELEASES OF SECURITY INTERESTS.......................................................38
         5.9   REMOTE INVENTORY.....................................................................39
         5.10  BUSINESS ORDER BACKLOG MATTERS.......................................................39
         5.11  QUALIFICATIONS.......................................................................39

ARTICLE VI     INDEMNITY AND SURVIVAL...............................................................39
         6.1   THE BUYER'S INDEMNITY................................................................39
         6.2   THE SELLER'S INDEMNITY...............................................................40
         6.3   THIRD PARTY CLAIMS; PROCEDURE........................................................41
         6.4   DIRECT CLAIMS........................................................................42
         6.5   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND TIME LIMITATION ON
               INDEMNIFICATION......................................................................42
         6.6   LIMITATION ON INDEMNITY..............................................................43
         6.7   OVERALL LIMITATION ON LIABILITY......................................................44
         6.8   SCOPE OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES...............................44
         6.9   ESCROW...............................................................................44
         6.10  NO RIGHT OF OFFSET...................................................................44

ARTICLE VII    MISCELLANEOUS........................................................................44
         7.1   PRESS RELEASES AND ANNOUNCEMENTS.....................................................44
         7.2   NO THIRD PARTY BENEFICIARIES.........................................................45
         7.3   ACTION TO BE TAKEN BY AFFILIATES.....................................................45
         7.4   ENTIRE AGREEMENT.....................................................................45
         7.5   SUCCESSION AND ASSIGNMENT............................................................45

         7.6   NOTICES..............................................................................45
         7.7   AMENDMENTS AND WAIVERS...............................................................46
         7.8   SEVERABILITY.........................................................................46
         7.9   EXPENSES.............................................................................46
         7.10  SPECIFIC PERFORMANCE.................................................................46
         7.11  GOVERNING LAW........................................................................47
         7.12  SUBMISSION TO JURISDICTION...........................................................47
         7.13  BULK TRANSFER LAWS...................................................................47
         7.14  DISCLOSURE SCHEDULE..................................................................47
         7.15  CONSTRUCTION.........................................................................47
         7.16  WAIVER OF JURY TRIAL.................................................................48
         7.17  INCORPORATION OF EXHIBITS AND SCHEDULES..............................................48
         7.18  COUNTERPARTS AND FACSIMILE SIGNATURE.................................................48


EXHIBITS
--------
Exhibit A   -   Form of Bill of Sale
Exhibit B   -   Form of Trademark Assignment
Exhibit C   -   Form of Copyright Assignment
Exhibit D   -   Form of Patent Assignment
Exhibit E   -   Form of Sublease
Exhibit F   -   Form of Escrow Agreement
Exhibit G   -   Form of Assignment and Assumption Agreement
Exhibit H   -   Form of Interoperability Agreement
Exhibit I   -   Opinion of Seller's General Counsel

                           PURCHASE AND SALE AGREEMENT


     This PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is entered into as of February 13, 2003 between Acterna, LLC, a Delaware limited liability company (the "SELLER"), and Tollgrade Communications, Inc., a Pennsylvania corporation (the "BUYER"). The Seller and the Buyer are referred to individually herein as a "PARTY" and collectively herein as the "PARTIES."

                                  INTRODUCTION

     1. The Seller is engaged in the business of manufacturing, distributing, developing and selling status and performance monitoring systems for the cable industry (the "BUSINESS"); and

     2. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the assets of the Seller relating to the Business (other than assets excluded pursuant hereto), subject to the assumption of related liabilities and upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                 ASSET PURCHASE

     1.1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; EXCLUDED ASSETS AND EXCLUDED LIABILITIES.

          (a) TRANSFER OF ASSETS. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined in SECTION 1.5(a)), the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, free and clear of all Security Interests (as defined in SECTION 2.3), all of the Seller's right, title and interest in and to the following assets, properties and rights that relate to the Business, other than Excluded Assets (as defined in SECTION 1.1(b)) (collectively, the "ACQUIRED ASSETS"):

               (i) all inventory, spare parts, supplies, works in progress, raw materials, finished products, replacement and component parts used or held for use in connection with the Business and listed on SCHEDULE 1.1(a)(i) (collectively, the "INVENTORIES"), including Inventories held at any location controlled by the Seller and Inventories previously purchased and in transit to the Seller;

               (ii) all computers, equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and tooling equipment and other tangible personal property used or held for use exclusively in connection with the Business, and all warranties and guarantees, if any, express or implied, existing for the benefit of the Business in connection therewith, all as listed on SCHEDULE 1.1(a)(ii);

               (iii) the rights under all contracts, purchase orders, agreements, licenses, commitments, instruments, understandings and arrangements relating to the Business, whether written or oral, in each case as amended, supplemented, waived or otherwise modified (each, a "CONTRACT"), including, but not limited to, those Contracts listed on SCHEDULE 1.1(a)(iii), except as provided in SECTION 1.1(b)(ii) and SECTION 1.6 (the "ASSIGNED CONTRACTS");

               (iv) any and all: (A) United States and foreign patents (including design patents, industrial designs and utility models) and patent applications (including patent disclosures, reissues, divisions, continuations-in-part and extensions), inventions and improvements thereto listed on SCHEDULE 1.1(a)(iv); (B) United States and foreign trademarks, service marks, certification marks, trade names, domain names, trade dress and registrations and applications for registrations thereof listed on SCHEDULE 1.1(a)(iv); (C) United States and foreign copyrights and registrations thereof listed on SCHEDULE 1.1(a)(iv); (D) inventions, processes, designs, formulae, trade secrets, manufacturing, engineering and technical drawings, product industrial models, specifications, technical information, technology, know-how, processes, quality control data, databases and other confidential business information, including, without limitation, current customer lists and current vendor lists, in each case, to the extent that each item relates to the Business; PROVIDED HOWEVER, if any of the foregoing items are also utilized by the Seller in a manner or capacity unrelated to the Business, the Seller shall retain a joint ownership interest in and shall retain as many copies as it chooses of such items and shall be entitled to possess and use such items consistent with Seller's rights and obligations under this Agreement; (E) the computer software, including all source code and object code versions thereof used in the Business held by the Seller, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and recorded documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs computer printouts, underlying tapes, computer databases and similar items) and computer applications and operating programs listed in SCHEDULE 1.1(a)(iv); (F) licenses of any of the foregoing as listed in SCHEDULE 1.1(a)(iv); and (G) all intellectual property developed for or on behalf of Seller pursuant to that certain contract, dated August 19, 1999, with Cadence Design Systems Inc. (the "CADENCE AGREEMENT"), but excluding any of the Seller's intellectual property or related rights that are Excluded Assets (collectively, "INTELLECTUAL PROPERTY"); and all rights thereunder or in respect thereof, including, without limitation, all rights to sue for and remedies against past, present and future infringement of all Intellectual Property, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof, other than rights in readily and commercially available software in which the Seller is prohibited from assigning its rights (together with all Intellectual Property rights included in the other clauses of this
SECTION 1.1, collectively the "SELLER INTELLECTUAL PROPERTY");

               (v) the products under research or development prior to or on the Closing Date (as defined in SECTION 1.5(a)) listed on SCHEDULE 1.1(a)(v), and all right, title and interest of the Seller in or to any prototypes, enhancements, improvements, or other tangible work product, technology or process developed, created or otherwise acquired in connection with the design, research and development, implementation, market research or marketing of products relating to the Business;

               (vi) all licenses, permits, franchises or authorizations listed on SCHEDULE 1.1(a)(vi) issued by any Governmental Entity (as defined below) (collectively, "LEGAL PERMITS") relating to the development, use or maintenance of the operations of the Business, to the extent that the transfer of such Legal Permits is permitted by applicable Laws (as defined below) (for purposes of this Agreement, "GOVERNMENTAL ENTITY" means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency, instrumentality or regulatory body; and "LAWS" means any and all (A) statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Entity, (B) Legal Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Entity);

               (vii) all goods and services and all other economic benefits to be received subsequent to the Closing arising out of prepayments and payments by the Seller to the extent that they are for the benefit or account of the Business and made prior to the Closing and all credits, prepaid expenses, deferred charges, security deposits and other prepaid items to the extent that they are for the benefit of the Business;

               (viii) all books and records (other than stock record books and corporate minute books and records), accounts, manuals, ledgers, files, documents, correspondence, studies, reports and other printed or written materials in the possession of the Seller, in each case, to the extent that such item relates to the Business, in any form or medium, wherever located, including, without limitation, procurement and customer specifications, advertising materials, catalogs, price lists, mailing lists, lists of present and prospective customers, customer service records, credit records, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, quality control records and procedures, blueprints, media materials and personnel records, subject to any restrictions imposed by applicable Laws on the transfer of employee files and other materials related to classified programs PROVIDED HOWEVER, that if any of the foregoing items have been used by the Seller in a manner unrelated to the Business, then Seller shall retain a joint ownership interest in and shall be entitled to possess and use such items in a manner consistent with Seller's past use of such items and consistent with its obligations under this Agreement;

               (ix) all rights to causes of action, lawsuits, judgments, claims and demands of the Seller exclusively relating to the Business or primarily relating to the ownership, use, function or value of any Acquired Asset, whether by way of counterclaim or otherwise;

               (x) all guarantees, warranties, indemnities or similar rights in favor of the Seller relating primarily to the Business or the Acquired Assets;

               (xi) all rights to insurance claims, related refunds and proceeds arising from or related to the Acquired Assets and the Assumed Liabilities (as defined in SECTION 1.1(c)) prior to the Closing Date; and

               (xii) all goodwill associated with the Business and the Acquired Assets, together with the right to represent to third parties that the Buyer is the successor to the Business.

          (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any of the following assets, all of which shall be retained by Seller (each, an "EXCLUDED ASSET"):

               (i) all cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities;

               (ii) all assets, properties or rights listed on, or arising under any Contracts listed on, SCHEDULE 1.1(b)(ii) (the "RETAINED SHARED ASSETS"); it being acknowledged and agreed that Retained Shared Assets shall not include assets that (A) are necessary for the ongoing operation and support of the Seller Intellectual Property, (B) cannot be obtained from any other source or supplier regardless of cost, (C) are non-replaceable, and (D) no other item can be substituted for such assets as a functional equivalent;

               (iii) all rights to insurance claims, related refunds and proceeds arising from or related to the Excluded Assets and Excluded Liabilities (as defined in SECTION 1.1(d));

               (iv) all rights which accrue or will accrue to the benefit of the Seller under this Agreement or the Ancillary Agreements (as defined in SECTION 1.5(b));

               (v) all rights relating to refunds or recoupment of Taxes (as defined in SECTION 2.7) of the Seller, including rights under any legal or administrative proceedings relating thereto, whether or not yet commenced;

               (vi) all actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing relating to the items set forth above in this SECTION 1.1(b) or to any Excluded Liabilities;

               (vii) all obligations pursuant to and all actions, claims, causes of action, damages, rights to recovery, rights of setoff, and any other settlements, compromises, recoveries and other proceeds from and relating to the Cadence Agreement (the "CADENCE LAWSUIT"), it being understood and agreed that all Intellectual Property developed pursuant to the Cadence Agreement is being transferred to the Buyer pursuant to Section 1.1(a)(iv)(g) hereof;

               (viii) all corporate records, including but not limited to, stockholder records, stock records, stock transfer journals, and board of directors and stockholder minutes;

               (ix) all books, records, accounts, ledgers, files, documents, correspondence, studies, Tax Returns (as defined in SECTION 2.7), payroll and financial information, reports and other printed or written materials related exclusively to any Excluded Assets or Excluded Liabilities;

               (x) all notes receivable, accounts receivable and other receivables, whether or not billed, and other evidences of indebtedness of, and rights to receive payment from any person or entity (including, without limitation, any parent, subsidiary or affiliate of the Seller) held by the Seller, whether or not related to the Business or the Acquired Assets; and

               (xi) the Material Contracts listed on SCHEDULE 2.11 which (A) relate to SECTION 2.11(a)(viii) and SECTION 2.11(a)(ix) of this Agreement and
(B) are credit facilities with the lenders and/or equity investors of Seller and its Affiliates (as such term is hereinafter defined).

          (c) ASSUMED LIABILITIES. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and agree to pay, perform and discharge only the following liabilities and obligations of the Seller (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), (the "ASSUMED LIABILITIES") in each case to the extent related exclusively or primarily to the Business or the Acquired Assets:

               (i) all liabilities and obligations under the Assigned Contracts (other than payments owing under such Assigned Contracts that were incurred prior to the Closing Date, except for Warranty Obligations (as defined below), and other liabilities and obligations arising out of or relating to the Seller's breach of an Assigned Contract if such breach occurred prior to the Closing
Date);

               (ii) all liabilities and obligations under the Legal Permits transferred pursuant to SECTION 1.1(a)(vi) (other than liabilities and obligations arising out of or relating to the Seller's breach or violation of such Legal Permits if such breach occurred prior to the Closing Date);

               (iii) all liabilities and obligations in respect of the Business and Acquired Assets arising or incurred by the Buyer on and after the Closing Date;

               (iv) all liabilities and obligations arising or incurred by the Buyer on account of the sale of any services and products of the Business manufactured and/or sold by the Buyer on and after the Closing Date;

               (v) all liabilities and obligations for any Taxes relating to the Business or Acquired Assets attributable to periods ending after the Closing Date; All Taxes levied with respect to the Acquired Assets or the Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Seller based on the number of days included in such period through and including the Closing Date, in the case of Taxes to be paid by the Seller, and the number of days included in such period after the Closing Date, in the case of Taxes to be paid by the Buyer (the "APPORTIONED TAXES"). If either party receives any notice indicating that any such Apportioned Taxes are due, then it shall present that notice to the other party together with a statement setting forth the amount of such Apportioned Taxes actually attributable to the pre-Closing and post-Closing periods together with such supporting evidence as is reasonably necessary and available to calculate such amount. The applicable party shall promptly discharge and pay any such Apportioned Taxes for which it is responsible.

               (vi) all liabilities and obligations arising out of or relating to Deferred Items (as defined in SECTION 1.6) subject to SECTION 1.6 hereof;

               (vii) subject to SECTION 1.1(c)(viii) below, all liabilities and obligations of the Seller under the warranty agreements or similar understandings for the repair, replacement, rework or return of any product or service of the Business or the purchase price thereof that have been given prior to the Closing Date, and all liabilities or obligations resulting from a claim for breach of warranty in respect of any product or service of the Business that arises on or after the Closing Date, in each case as listed on SCHEDULE 1.1(c)(vii) (the "WARRANTY OBLIGATIONS");

               (viii) all liabilities and obligations arising out of or relating to any product liability claim arising on and after the Closing Date and which relates to any Business product(s) shipped by Buyer following the Closing Date (whether such Business product was manufactured for or on behalf of Seller or for or on behalf of Buyer) or Business service provided by the Buyer following the Closing Date, including, without limitation, injury to or death of persons or damage to or destruction of property that directly results from any defect or imperfection in any product or service of the Business; and

               (ix) all liabilities and obligations relating to the Loaned Property (as such term is hereinafter defined) relating to periods following the Closing Date.

          (d) EXCLUDED LIABILITIES. The "Excluded Liabilities" shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Seller. "EXCLUDED LIABILITIES" shall mean every liability and/or obligation of the Seller other than the Assumed Liabilities, including, without limitation, (a) liabilities and obligations relating to Lawsuits (as such term is hereinafter defined) to the extent that such liabilities and obligations are not caused by the actions or inactions of Buyer, (b) all liabilities and obligations relating to the Cadence Agreement, (c) the employee-related liabilities retained by Seller pursuant to Article IV hereof, and (d) the Seller's liability for Apportioned Taxes as described in Section 1.1(c)(v) hereof.

     1.2 PURCHASE PRICE. In consideration for the sale and transfer of the Acquired Assets, the Buyer shall assume the Assumed Liabilities as provided in
SECTION 1.1(c) and shall pay to the Seller the amount of (a) Fourteen Million Three Hundred Thousand U.S. Dollars ($14,300,000) subject to adjustment as set forth in SECTION 1.3(a)); and (b) the Earn-Out Payment (as defined in SECTION 1.3(b)(v)(a)), if any (as adjusted, the "PURCHASE PRICE"). In accordance with
SECTION 1.5(b), at the Closing, the Purchase Price, prior to the purchase price adjustment set forth in SECTION 1.3(a), shall be delivered by the Buyer to the Seller as follows: (a) Thirteen Million Eight Hundred Thousand U.S. Dollars ($13,800,000) by wire transfer; and (b) Five Hundred Thousand U.S. Dollars ($500,000) paid to the escrow agent under and pursuant to the Escrow Agreement (as defined in SECTION 1.5(b)(vi)). The portion of the Purchase Price paid to the escrow agent shall be held in escrow for (x) the payment of any amounts as to which the Buyer Indemnified Parties (as defined in SECTION 6.2) are entitled to indemnification by the Seller; and (y) any purchase price adjustment in
SECTION 1.3(a). Any adjustment to the Purchase Price and the calculation and payment of the Earn-Out Payment shall be made in accordance with SECTION 1.3(b).

     1.3  POST CLOSING PURCHASE PRICE ADJUSTMENT AND EARN-OUT PAYMENT.

          (a) Post Closing Purchase Price Adjustment

               (i) Within sixty (60) days after the Closing Date, the Buyer will prepare and deliver to the Seller an audited special purpose statement of the assets and liabilities of the Business as of the close of business on the Closing Date, which shall include line items for "Inventory (net)", "Equipment
(net)", "Warranty Accrual", and "Deferred Revenue" (the "CLOSING NET ASSETS STATEMENT"). The date on which the Closing Net Assets Statement is delivered to the Seller is referred to herein as the "NET ASSETS DELIVERY DATE". The Closing Net Assets Statement will be prepared in accordance with generally accepted accounting principles ("GAAP"). The amount of assets shown on the Closing Net Assets Statement minus the amount of liabilities shown on the Closing Net Assets Statement is referred to herein as "NET ASSETS". The Buyer will retain PricewaterhouseCoopers to review and prepare the Closing Net Assets Statement and to render its audited report thereon stating that the Closing Net Assets Statement has been prepared in accordance with the terms of this SECTION 1.3(a)(i). Such report of PricewaterhouseCoopers will be delivered to the Seller together with the Closing Net Assets Statement. The Seller will, upon reasonable request of the Buyer, cause its employees and representatives to assist the Buyer and its representatives in the preparation of the Closing Net Assets Statement and to assist PricewaterhouseCoopers in connection with its review and preparation of the Closing Net Assets Statement and its issuance of the audited report thereon; PROVIDED, HOWEVER, that such assistance will not unreasonably interfere with the normal work duties of such employees. The Seller will cause the Buyer, the Buyer's representatives and PricewaterhouseCoopers to be provided with access at all reasonable times, following reasonable notice, to the properties, books and records of the Seller related to the Business for such purposes; PROVIDED, HOWEVER, that such access will not unreasonably interfere with the normal work duties of the employees of the Seller. The Buyer and the Seller shall each pay one-half (1/2) of all fees and costs charged by PricewaterhouseCoopers necessary to prepare the Closing Net Assets Statement.

               (ii) The Closing Net Assets Statement will be deemed to be the final, binding and conclusive Closing Net Assets Statement (the "FINAL CLOSING NET ASSETS STATEMENT") for all purposes at, and at all times after, the close of business on the thirtieth (30th) day after the Net Assets Delivery Date unless the Seller delivers to the Buyer written notice of its disagreement (a "NET ASSETS NOTICE OF DISAGREEMENT") prior to the close of business on the thirtieth
(30th) day after the Net Assets Delivery Date specifying in reasonable detail the nature of the Seller's objections to the Closing Net Assets Statement. To be assertable in a Net Assets Notice of Disagreement, an objection by the Seller with respect to any individual item on the Closing Net Assets Statement must assert that the Closing Net Assets Statement was not prepared in accordance with the terms of SECTION 1.3(a)(i) with respect to such item and relate to an adjustment equal to or greater than Twenty Five Thousand U.S. Dollars ($25,000). The Seller hereby waives the right to assert any objection to the Closing Net Assets Statement that is not asserted in a Net Assets Notice of Disagreement delivered by the Seller to the Buyer prior to the close of business on the thirtieth (30th) day after the Net Assets Delivery Date. If a Net Assets Notice of Disagreement is delivered by the Seller to the Buyer within such thirty (30) day period, then the Closing Net Assets Statement (as adjusted, if necessary) will be deemed to be the Final Closing Net Assets Statement for all purposes on the earlier of (x) the date the Buyer and the

Seller resolve in writing all differences they have with respect to the Closing Net Assets Statement, or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm (as defined below). In the event that disputed matters are resolved by the Unaffiliated Firm (as set forth below in accordance with the terms hereof), the Final Closing Net Assets Statement will consist of the applicable amounts from the Closing Net Assets Statement (or amounts otherwise agreed to in writing by the Buyer and the Seller) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

               (iii) During the twenty (20) day period following the delivery of a Net Assets Notice of Disagreement (the "NET ASSETS RESOLUTION PERIOD"), the Buyer and the Seller will seek in good faith to resolve any differences they may have with respect to matters specified in the Net Assets Notice of Disagreement. If, at the end of the Net Assets Resolution Period, the Buyer and the Seller have not reached agreement on such matters, the Buyer and the Seller will jointly engage a single arbitrator from the firm of Ernst & Young, LLP (or, if a representative of such firm is unable or unwilling to act in such capacity, a single arbitrator from the firm of KPMG, LLP) (the "UNAFFILIATED FIRM") to resolve all matters which remain in dispute with respect to the Closing Net Assets Statement by arbitration in accordance with the procedures set forth in this SECTION 1.3(a)(iii). In connection with such engagement, each of the Buyer and the Seller agrees to execute, if requested by the Unaffiliated Firm, an engagement letter on terms reasonably satisfactory to each of the Buyer and the Seller including customary indemnities. Each of the Buyer and the Seller may submit in writing to the Unaffiliated Firm a position statement together with any applicable supporting documentation it desires (each, a "NET ASSETS POSITION STATEMENT") with respect to each of the Buyer's proposed adjustments that remain in dispute following the Net Assets Resolution Period. Net Assets Position Statements, if any, shall be delivered to the Unaffiliated Firm, with a copy to the other Party hereto (at the same time as it is provided to the Unaffiliated
Firm), no later than the later of (x) the third (3rd) Business Day (as such term is hereinafter defined) following the date the Unaffiliated Firm accepts its engagement hereunder, or (y) the thirtieth (30th) day following the end of the Net Assets Resolution Period. For purposes of this Agreement a "BUSINESS DAY" shall be any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed. Promptly after such engagement of the Unaffiliated Firm, the Buyer or the Seller will provide the Unaffiliated Firm with a copy of this Agreement, the Closing Net Assets Statement, the Net Assets Notice of Disagreement and, if applicable, the Net Assets Position Statements. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either the Buyer or the Seller as it deems appropriate; PROVIDED, HOWEVER, that a copy of any such submission will be provided to the other Party at the same time as it is provided to the Unaffiliated Firm. Neither Party will make (or permit any of its parents, subsidiaries, affiliates, employees or representatives to make) any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm. Neither Party will communicate (or permit any of its parents, subsidiaries, affiliates, employees or representatives to communicate) with the Unaffiliated Firm without providing the other Party a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm). The Unaffiliated Firm will have thirty (30) days to review the documents provided to it pursuant to this SECTION 1.3(a)(iii). Within such thirty (30) day period, the Unaffiliated Firm will furnish simultaneously to both parties its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Closing Net Assets Statement based solely on the information provided to the Unaffiliated Firm by the Buyer and the Seller pursuant to the terms of this Agreement (and not independent review). The Unaffiliated Firm's authority will be limited to resolving disputes with respect to whether the Closing Net Assets Statement was prepared in accordance with SECTION 1.3(a)(i) with respect to the individual items on the Closing Net Assets Statement in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than amounts set forth in the Closing Net Assets Statement that are in dispute). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by either Party or less than the smallest value for such item asserted by either Party.

               (iv) The decision of the Unaffiliated Firm will be, for all purposes, conclusive, non-appealable, final and binding upon the Seller, the Buyer and each of their parents, subsidiaries or affiliates. Such decision will be subject to specific performance pursuant to SECTION 7.10, and judgment may also be entered thereon as an arbitration award pursuant to the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, in any court of competent jurisdiction specified in SECTION 7.12. The fees of the Unaffiliated Firm will be borne equally by the Buyer and the Seller. Unless otherwise set forth herein, each Party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this SECTION 1.3(a).

               (v) (A) Upon the Closing Net Assets Statement being deemed the Final Closing Net Assets Statement in accordance with SECTION 1.3(a), the Purchase Price will be adjusted, up or down, as follows:

                      (I) if the amount of Net Assets shown on the Final Closing Net Assets Statement (the "NET ASSET AMOUNT") is less than One Million Three Hundred Thousand U.S. Dollars ($1,300,000) (the "BASELINE AMOUNT"), the Purchase Price will be reduced by the amount by which the Net Asset Amount is less than the Baseline Amount and such amount by which the Purchase Price is reduced will be paid by the Seller to the Buyer or drawn from the amounts deposited pursuant to the Escrow Agreement (without a replenishment of such amounts held in escrow) in accordance with SECTION 1.3(a)(v)(b) below; and

                      (II) if the Net Asset Amount is greater than the Baseline Amount, the Purchase Price will be increased by the amount by which the Net Asset Amount is greater than the Baseline Amount and such amount by which the Purchase Price is increased will be paid by the Buyer to the Seller within three
(3) Business Days after the Closing Net Assets Statement is deemed the Final Closing Net Assets Statement in accordance with SECTION 1.3(a).

                   (B) Any payment required under SECTION 1.3(a)(v) will bear interest from the later of the Net Assets Delivery Date or delivery date of the Net Assets Notice of Disagreement to the date of payment (calculated based on actual days elapsed in a three hundred sixty-five (365) day year) at a rate per annum equal to the six (6) month LIBOR rate published in the Wall Street Journal, Eastern Edition, on the Closing Date. Any such payment will be made (together with such interest), by wire transfer of immediately available funds to a bank account designated by the Buyer or the Seller, as the case may be, within three (3) Business Days after the date that the Closing Net Assets Statement is deemed to be the Final Closing Net Assets Statement in accordance with SECTION 1.3(a)(v). In the event the Seller is required to make a payment to the Buyer under this SECTION 1.3(a)(v), the Buyer may give notice of such amount under the Escrow Agreement and cause the escrow agent thereunder to pay over such amounts to Buyer, and Seller shall not object thereto. Giving such notice under the Escrow Agreement will not constitute an election of remedies or limit the Buyer in any manner in the enforcement of any remedies available to it.

          (b) Earn-Out Payment

               (i) No later than March 1, 2004, the Buyer will prepare and deliver to the Seller a statement identifying all of the Business Net Revenues (as defined below) for the period commencing on February 1, 2003 and ending on December 31, 2003 (the "BUSINESS NET REVENUES STATEMENT"). The date on which the Business Net Revenues Statement is delivered to the Seller is referred to herein as the "NET REVENUES DELIVERY DATE". The Business Net Revenues Statement shall identify the Business Net Revenues categorized by the Business customer, the Business products purchased by such customer, the amount of the orders and the dates the Business products were ordered and invoiced. The Buyer shall timely deliver all such invoices to Business customers in a manner consistent with Buyer's standard billing and invoicing practices and shall not delay the issuance of such invoices or defer or forgive payment of any amounts that would otherwise be due from Business customers under such invoices. The Buyer shall make available (at the Buyer's offices and during reasonable business hours mutually agreed to between the parties) to the Seller and Seller's representatives all reasonable documentation necessary to review and confirm the Business Net Revenues Statement. For the purpose of this Agreement, "BUSINESS NET REVENUES" shall mean all sales made from the period beginning February 1, 2003 and ending December 31, 2003 to any person or entity of (i) Business products acquired as part of the transactions contemplated by this Agreement and
(ii) transponder products of the Buyer sold as part of the NetMentor application, resulting in revenues recognizable under GAAP, less aged receivables in excess of one hundred twenty (120) days, credits, returns, allowances, discounts in the ordinary course of business, insurance, freight and taxes, as determined in accordance with GAAP. The Buyer and Seller shall each pay one-half (1/2) of all third party fees and costs necessary to prepare the Business Net Revenues Statement.

               (ii) The Business Net Revenues Statement will be deemed to be the final, binding and conclusive Business Net Revenues Statement (the "FINAL BUSINESS NET REVENUES STATEMENT") for all purposes at, and at all times after, the close of business on the thirtieth (30th) day after the Net Revenues Delivery Date unless the Seller delivers to the Buyer written notice of its disagreement (a "NET REVENUES NOTICE OF DISAGREEMENT") prior to the close of business on the thirtieth (30th) day after the Net Revenues Delivery Date specifying in reasonable detail the nature of the Seller's objections to the Business Net Revenues Statement. To be assertable in a Net Revenues Notice of Disagreement, an objection by the Seller with respect to any individual item on the Business Net Revenues Statement must (A) assert that the Business Net Revenues Statement was not prepared in accordance with the terms of SECTION 1.3(b)(i) to the extent that such an assertion can be made based on the information available to

Seller and (B) relate to an adjustment equal to or greater than Twenty Five Thousand U.S. Dollars ($25,000). The Seller hereby waives the right to assert any objection to the Business Net Revenues Statement that is not asserted in a Net Revenues Notice of Disagreement delivered by the Seller to the Buyer prior to the close of business on the thirtieth (30th) day after the Net Revenues Delivery Date. If a Net Revenues Notice of Disagreement is delivered by the Seller to the Buyer within such thirty (30) day period, then the Business Net Revenues Statement (as adjusted, if necessary) will be deemed to be the Final Business Net Revenues Statement for all purposes on the earlier of (x) the date the Buyer and the Seller resolve in writing all differences they have with respect to the Business Net Revenues Statement, or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm. In the event that disputed matters are resolved by the Unaffiliated Firm, the Business Net Revenues Statement will consist of the applicable amounts from the Business Net Revenues Statement (or amounts otherwise agreed to in writing by the Buyer and the Seller) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

               (iii) During the twenty (20) day period following the delivery of a Net Revenues Notice of Disagreement (the "NET REVENUES RESOLUTION PERIOD"), the Buyer and the Seller will seek in good faith to resolve any differences they may have with respect to matters specified in the Net Revenues Notice of Disagreement. If, at the end of the Net Revenues Resolution Period, the Buyer and the Seller have not reached agreement on such matters, the Buyer and the Seller will jointly engage the Unaffiliated Firm to resolve all matters which remain in dispute with respect to the Business Net Revenues Statement by arbitration in accordance with the procedures set forth in this SECTION 1.3(b)(iii). In connection with such engagement, each of the Buyer and the Seller agrees to execute, if requested by the Unaffiliated Firm, an engagement letter on terms reasonably satisfactory to each of the Buyer and the Seller including customary indemnities. Each of the Buyer and the Seller may submit in writing to the Unaffiliated Firm a position statement together with any applicable supporting documentation it desires (each, a "NET REVENUES POSITION STATEMENT") with respect to each of the Buyer's calculations of the Business Net Revenues that remain in dispute following the Net Revenues Resolution Period. Net Revenues Position Statements, if any, shall be delivered to the Unaffiliated Firm, with a copy to the other Party hereto (at the same time as it is provided to the Unaffiliated Firm), no later than the later of (x) the third (3rd) Business Day following the date the Unaffiliated Firm accepts its engagement hereunder, or (y) the thirtieth (30th) day following the end of the Net Revenues Resolution Period. Promptly after such engagement of the Unaffiliated Firm, the Buyer or the Seller will provide the Unaffiliated Firm with a copy of this Agreement, the Business Net Revenues Statement, the Net Revenues Notice of Disagreement and, if applicable, the Net Revenues Position Statements. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either the Buyer or the Seller as it deems appropriate; PROVIDED, HOWEVER, that a copy of any such submission will be provided to the other Party at the same time as it is provided to the Unaffiliated Firm. Neither Party will make (or permit any of its parents, subsidiaries, affiliates, representatives or employees to make) any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm. Neither Party will communicate (or permit any of its parents, subsidiaries, affiliates, representatives or employees to communicate) with the Unaffiliated Firm without providing the other Party a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated
Firm). The Unaffiliated Firm will have thirty (30) days to review the documents provided to it pursuant to this SECTION 1.3(b)(iii). Within such thirty (30) day period, the Unaffiliated Firm will furnish simultaneously to both parties its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Business Net Revenues Statement based solely on the information provided to the Unaffiliated Firm by the Buyer and the Seller pursuant to the terms of this Agreement (and not independent review). The Unaffiliated Firm's authority will be limited to resolving disputes with respect to whether the Business Net Revenues Statement was prepared in accordance with
SECTION 1.3(b)(i) with respect to the individual items on the Business Net Revenues Statement in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any amounts other than amounts set forth in the Business Net Revenues Statement that are in dispute). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by either Party or less than the smallest value for such item asserted by either Party.

               (iv) The decision of the Unaffiliated Firm will be, for all purposes, conclusive, non-appealable, final and binding upon the Seller, the Buyer and each of their parents, subsidiaries or affiliates. Such decision will be subject to specific performance pursuant to SECTION 7.10, and judgment may also be entered thereon as an arbitration award pursuant to the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, in any court of competent jurisdiction specified in SECTION 7.12. The fees of the Unaffiliated Firm will be borne equally by the Buyer and the Seller. Unless otherwise set forth herein, each Party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this SECTION 1.3(b).

               (v) (A) Upon the Business Net Revenues Statement being deemed the Final Business Net Revenues Statement in accordance with SECTION 1.3(B), the following payment (the "EARN-OUT PAYMENT") will be made by the Buyer to the
Seller: if the amount of the Business Net Revenues exceeds Thirteen Million Seven Hundred Fifty Thousand U.S. Dollars ($13,750,000);), the Earn-Out Payment shall be equal to One U.S. Dollar ($1) for each dollar that the Business Net Revenues exceed Thirteen Million Seven Hundred Fifty Thousand U.S. Dollars ($13,750,000); PROVIDED, HOWEVER, that in no event shall the aggregate amount of the Earn-Out Payment exceed Two Million Four Hundred Thousand U.S. Dollars ($2,400,000).

                   (B) Under no circumstances shall the Seller be entitled to any Earn-Out Payment in the event the Business Net Revenues set forth on the Business Net Revenues Statement do not exceed Thirteen Million Seven Hundred Fifty Thousand U.S. Dollars ($13,750,000);

                   (C) Any payment required under SECTION 1.3(b)(v) will be made, by wire transfer of immediately available funds to a bank account designated by the Seller, within three (3) Business Days after the date that the Business Net Revenues Statement is deemed to be the Final Business Net Revenues Statement in accordance with SECTION 1.3(b)(v).

     1.4 ALLOCATION. The Buyer and the Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and Tax purposes) in accordance with an allocation of the Purchase Price (the "ALLOCATION") to be agreed upon by the Parties no later than thirty (30) days following the Closing Date. After the Closing, the Parties shall make consistent use of the Allocation for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code. The Buyer shall prepare and deliver IRS Form 8594 to the Seller within forty-five (45) days after the Closing Date to be filed with the IRS.

     1.5  THE CLOSING.

          (a) TIME AND LOCATION. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place by facsimile, commencing at 10:00 a.m., local time, on the date hereof (the "CLOSING DATE").

          (b) ACTIONS AT THE CLOSING. At the Closing:

               (i) the Seller shall execute and deliver the Bill of Sale attached hereto as EXHIBIT A;

               (ii) the Seller shall execute and deliver the Trademark Assignment attached hereto as EXHIBIT B;

               (iii) the Seller shall execute and deliver a Copyright Assignment attached hereto as EXHIBIT C;

               (iv) the Seller shall execute and deliver a Patent Assignment attached hereto as EXHIBIT D;

               (v) the Acterna Corporation and the Buyer shall execute and deliver the Sublease attached hereto as EXHIBIT E;

               (vi) the Seller, the Buyer and the escrow agent shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT F;

               (vii) the Seller and the Buyer shall execute and deliver such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of good and valid ownership of the Acquired Assets owned by the Seller;

               (viii) the Seller and the Buyer shall execute and deliver to the Seller the Assignment and Assumption Agreement attached hereto as EXHIBIT G;

               (ix) the Buyer and the Seller shall execute and deliver such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

               (x) the Buyer and the Seller shall execute and deliver an Interoperability Agreement whereby the Parties shall agree to maintain the interoperability between the status and performance monitoring products of the Business acquired by the Buyer hereunder and the Seller's return path monitoring products, for a period of not less than two (2) years from the Closing Date, in substantially the form attached hereto as EXHIBIT H;

               (xi) the Seller shall transfer to the Buyer all the books, records, files and other data (or copies thereof) within the possession of the Seller relating to the Acquired Assets and reasonably necessary for the continued operation of the Business by the Buyer;

               (xii) the Buyer shall (A) pay to the Seller Thirteen Million Eight Hundred Thousand U.S. Dollars ($13,800,000) in cash by wire transfer of immediately available funds into an account designated by the Seller; and (B) deposit Five Hundred Thousand U.S. Dollars ($500,000) of the Purchase Price with the escrow agent under and pursuant to the Escrow Agreement;

               (xiii) subject to SECTION 1.6 hereof, the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, (A) all of the Acquired Assets of a tangible nature free and clear of all Security Interests; and (B) the original execution copies, if available or required by applicable Laws, or copies of all of the Acquired Assets that are embodied in writing;

               (xiv) the Seller shall deliver (or cause to be delivered) to the Buyer the following certificates, instruments and documents:

                    (A) all Third Party Consents listed on SCHEDULE 2.11(b) of the Disclosure Schedule, other than Third Party Consents that are Deferred Items subject to SECTION 1.6;

                    (B) releases of all Security Interests on the Acquired
Assets;

                    (C) a certificate dated as of a date not earlier than seven
(7) days prior to the date hereof as to the good standing of the Seller, and evidence of payment of all Taxes by the Seller, in the State of Delaware and in jurisdictions where the Business is conducted;

                    (D) a legal opinion from the Seller's General Counsel attached hereto as EXHIBIT I;

                    (E) a certificate of the Secretary or another executive officer of the Seller certifying as to the incumbency of officers, the adoption of authorizing resolutions and other matters that are reasonably necessary in connection with the Closing; and

                    (F) the Legal Permits required for the operation of the Business, all of which shall have been validly transferred to Buyer, other than Legal Permits that are Deferred Items subject to SECTION 1.6.

               (xv) the Parties shall have delivered to each other copies of all registrations, filings and notices with or to Governmental Entities in connection with the transactions contemplated hereby (the "GOVERNMENTAL FILINGS"), all of which Governmental Filings are listed in SECTION 1.5(b)(xvii) of the Disclosure Schedule, other than Governmental Filings that are Deferred Items subject to SECTION 1.6.

               (xvi) the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

The agreements and instruments referred to in clauses (iii) through (xvi) above are referred to herein as the "ANCILLARY AGREEMENTS."

     1.6 CONSENTS TO ASSIGNMENT. (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Contract, Material Contract, lease, authorization, license or Legal Permit, or any claim, right or benefit arising thereunder or resulting therefrom or to undertake to make a Governmental Filing, if an attempted assignment or transfer thereof or an undertaking to make a filing, without the consent, approval or acknowledgment of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof.
SCHEDULE 1.6(a) of the Disclosure Schedule sets forth a list of all Contracts, Material Contracts, leases, authorizations, licenses or Legal Permits to be transferred to the Buyer pursuant to the transactions contemplated by this Agreement (the "DEFERRED ITEMS") for which such a consent, approval, acknowledgment or filing (a "DEFERRED CONSENT") has not been obtained or for which an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all of the rights thereunder. The Parties hereto acknowledge and agree that, subject to
Section 1.6(b) hereof, each Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price.

          (b) SCHEDULE 1.6(b) of the Disclosure Schedule sets forth a list of certain of the Deferred Items, the Deferred Consents relating to which shall be obtained by Seller and delivered to Buyer no later than thirty (30) days following the Closing Date (the "SHORT TERM DEFERRED CONSENTS") and a list of certain of the Deferred Items, the Deferred Consents relating to which shall be obtained by Seller and delivered to Buyer no later than sixty (60) days following the Closing Date (the "LONG TERM DEFERRED CONSENTS"). From and after the Closing, the Seller and the Buyer will cooperate, in all reasonable respects, to obtain the Short Term Deferred Consents and the Long Term Deferred Consents within the time periods applicable thereto, provided that, except as otherwise set forth herein, the Seller shall not be required to make any payments or agree to any material undertakings in connection therewith. Until the Short Term Deferred Consents and the Long Term Deferred Consents are obtained, the Seller and the Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under the applicable Deferred Item (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder to the extent such losses, Taxes, liabilities and/or obligations are not caused by the action or inaction of Seller). In particular, the Buyer and the Seller shall provide (by entering into oral or written arrangements, including, but not limited to, through subleasing or subcontracting, if permitted) to the Parties the economic and operational equivalent of obtaining the Short Term Deferred Consents and the Long Term Deferred Consents and performance under the Bundled Contracts and assigning or transferring each such contract, lease, authorization, license or permit, including enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder.

          (c) The Parties acknowledge and agree that certain of the Deferred Items consist of Contracts which relate to both products and/or services of the Business acquired hereunder and products and/or services of other portions of the Seller's business (the "BUNDLED CONTRACTS"), and such Bundled Contracts are listed on SECTION 1.6(c) of the Disclosure Schedule. Notwithstanding that the Bundled Contracts are classified as Retained Shared Assets hereunder, the intent of the Parties is to cause such Bundled Contracts to be replicated or otherwise severed such that the Buyer will obtain the rights and obligations pertaining to the portion of the Bundled Contracts relating to the Business and the Seller shall retain the rights and obligations of the Bundled Contracts relating to matters other than the Business. In lieu of obtaining a Deferred Consent relating to a Bundled Contract, each of the Seller and the Buyer shall have the right to use its commercially reasonable efforts to obtain separate agreements relating to the subject matter of the Bundled Contracts with the counterparties thereto on substantially equivalent terms and conditions as the applicable terms and conditions set forth in the Bundled Contract. In the event that the Parties elect to negotiate separate agreements with the counterparties of one or more Bundled Contracts, the Parties shall reasonably cooperate with each other in coordinating and effecting such negotiations and shall use their commercially reasonable efforts to have in place such separate contracts on or before the date by which the Short Term Deferred Consent or the Long Term Deferred Consent, as the case may be relating to such Bundled Contract, must have been obtained pursuant to Section 1.6(b) hereof.

          (d) The Seller shall promptly provide to the Buyer each Deferred Consent received by the Seller, and the Deferred Item to which such Deferred Consent relates shall be deemed to be transferred to the Buyer, without the necessity of the execution or delivery of further instrument(s) of transfer, as of the date such Deferred Consent is delivered to the Buyer.

          (e) The Seller shall provide to the Buyer such information as the Buyer shall reasonably request relating to (i) the status of the process of obtaining the Deferred Consents, and (ii) the rights and responsibilities of each party to a Deferred Item. Without limiting the generality of the foregoing, the Seller shall provide to the Buyer, at such times and in such a manner as the Buyer shall reasonably request, information relating to sales orders (including, but not limited to, prices, quantities, shipment terms and times and payment terms) applicable to Buyer pursuant to the Deferred Items. The Seller shall use its best efforts to collect, for the benefit of the Buyer and on or before the due date for payment thereunder, all remuneration due pursuant to the terms of a Deferred Item. The Seller shall remit to the Buyer, within five (5) Business Days of receipt by the Seller, the portion of such remuneration due to the Buyer for the Business products and/or services provided by the Buyer pursuant to such Deferred Item. Seller shall also remit to the Buyer, within five (5) Business Days of demand therefor, payment for all losses, Taxes, liabilities and/or obligations pursuant to a Deferred Item to the extent such losses, Taxes, liabilities and/or obligations are caused by the action or inaction of Seller. Any payment required to be made pursuant to this SECTION 1.6(e) shall be made by wire transfer to an account designated by the Buyer to the Seller.

     1.7 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party or Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this ARTICLE II are true and correct as of the date hereof, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this ARTICLE II. With respect to any representation, warranty or statement of the Seller in this Agreement that is qualified by or to the Seller's knowledge, such knowledge ("KNOWLEDGE") shall be deemed to exist if, at the time as of which such representation, warranty or statement was made, (i) David Breiter, David Holly and Tom Hill had actual knowledge after due inquiry of the fact or matter to which such qualification applies (the "KNOWLEDGEABLE PERSONS"); or (ii) the Knowledgeable Persons could be expected to discover or otherwise become aware of the fact or matter in the ordinary course of business. For purposes of this Agreement, "BUSINESS MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that is materially adverse to the business, financial condition or results of operations of the Business (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Business competes); PROVIDED, HOWEVER, that a Business Material Adverse Effect shall not include any adverse change, effect or circumstance (i) arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement or the Ancillary Agreements, or (ii) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

     2.1  ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

          (a) SECTION 2.1(a) of the Disclosure Schedules contains a complete and accurate list of Seller's jurisdiction of incorporation and other jurisdictions in which the Business is conducted and qualified to do business.

          (b) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the Business is conducted, except where any such failure to be qualified would not reasonably be expected to result in a Business Material Adverse Effect.

     2.2 AUTHORITY. The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and such Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been validly authorized by all necessary action on the part of the Seller. This Agreement and such Ancillary Agreements are validly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreements constitute the valid and binding obligations of the Buyer, constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

     2.3 NONCONTRAVENTION. Except as set forth SECTION 2.3 of the on the Disclosure Schedules, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements to which the Seller is a party, nor the consummation by the Seller of the transactions contemplated hereby or thereby:

          (a) conflict with or violate any provision of the organizational documents of the Seller,

          (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity except for any filing, permit, authorization, consent or approval that would not reasonably be expected to result in a Business Material Adverse Effect;

          (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest (as defined below) to which the Seller is a party or by which the Seller is bound or to which any of the Acquired Assets are subject except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Business Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Business Material Adverse Effect; or

          (d) violate any Laws or any other order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Business, Acquired Assets or Assumed Liabilities or assets, except for any violation that would not reasonably be expected to result in a Business Material Adverse Effect.

     For purposes of this Agreement, "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge or other lien, whether arising by contract or by operation of law, except for purchase money security interests set forth in Section 2.3(d) of the Disclosure Schedule, which such purchase money security interests shall be discharged by Seller, and written evidence of such discharge and the recording thereof shall be provided to Buyer, within ten
(10) days of the Closing Date.

     2.4 FINANCIAL STATEMENTS. SECTION 2.4 of the Disclosure Schedules includes true, correct and complete copies of the unaudited Statement of Assets and Liabilities of the Seller as of and for the period ended September 30, 2002 (the "NET ASSETS STATEMENT"). The Net Assets Statement has been prepared in accordance with the books and records of the Seller and, in accordance with GAAP. Although the Net Assets Statement is not audited, presents fairly and accurately the financial position, assets and liabilities of the Business and the results of its operations, and changes in its financial position, for the period indicated.

     2.5 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, between September 30, 2002 and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Business, except for changes that would not reasonably be expected to result in a Business Material Adverse Effect. Except as contemplated by this Agreement and except as set forth on SECTION 2.5 of the Disclosure Schedule, since September 30, 2002, the Seller has conducted the Business in the ordinary course consistent with prior practice and has not taken any of the following actions (or permitted any of the following events to occur) with respect to the Business:

          (a) sold, assigned or transferred any portion of the assets used in or useful to the Business in a single transaction or series of related transactions in an amount in excess of $25,000, except in the ordinary course of business;

          (b) granted or amended any rights to severance benefits, "stay pay" or termination pay to any director, officer or other employee of the Business or increased benefits payable or potentially payable to any such director, officer or other employee of the Business under any previously existing severance benefits, "stay-pay" or termination pay arrangements, in each case (i) except as required by Law, (ii) except for grants or amendments that are substantially consistent with the past practice of the Business, and (iii) except for obligations that will not constitute an Assumed Liability;

          (c) made any capital expenditures or commitments in an amount in excess of $75,000, except in the ordinary course of business or in accordance with the Business' capital budget included in SECTION 2.5(c) of the Disclosure Schedule;

          (d) acquired any operating business, whether by merger, stock purchase or asset purchase, except for any such business which did not become part of the Business;

          (e) incurred or guaranteed any indebtedness for borrowed money, except in the ordinary course of business;

          (f) entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or other employee of the Business whose annual base salary exceeds One Hundred Fifty Thousand U.S. Dollars ($150,000), except in the ordinary course of business;

          (g) materially amended the terms of any existing Business Benefit Plan (as defined in SECTION 2.14(a)), except as required by Law;

          (h) materially changed its accounting principles, methods or practices, except in each case to conform to changes in GAAP;

          (i) entered into any contract or agreement relating exclusively to the Business outside the ordinary course of business;

          (j) made any modification to any Material Contracts or Legal Permits;

          (k) entered into or assumed any Material Contract relating to the Business;

          (l) allowed the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained;

          (m) subjected any of the Acquired Assets to any Security Interest; or

          (n) entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (m) of this SECTION 2.5.

     2.6 UNDISCLOSED LIABILITIES. To the Knowledge of the Seller, the Business does not have any liability or obligation of a nature which is material to the Business or which has or would have a Business Material Adverse Effect, except for (a) liabilities shown on the Balance Sheet, (b) liabilities which have arisen since September 30, 2002 in the ordinary course of business, (c) contractual and other liabilities which are not required by GAAP to be reflected on a balance sheet, and (d) the Excluded Liabilities.

     2.7  TAX MATTERS.

          (a) The Seller has filed or had filed on its behalf all Tax Returns (as defined below) that it was required to file (separately or as part of a consolidated, combined or unitary group) and all such Tax Returns were true, correct and complete, except for any error or omission that would not reasonably be expected to result in a Business Material Adverse Effect. The Seller has paid (or had paid on its behalf) all Taxes (as defined below) that have become due and payable for all periods covered by the Tax Returns and any interim payments which may have been required under Law since the date of such Tax Returns, except where the failure to make such payment would not reasonably be expected to result in a Business Material Adverse Effect. To the Seller's Knowledge, no Governmental Entity, located in a jurisdiction where the Seller does not file Tax Returns, has claimed that the Business or Acquired Assets are subject to taxation in such jurisdiction. No Taxes are currently under audit by any Governmental Entity, and neither the IRS, nor any other Governmental Entity is now asserting or, to the Knowledge of the Seller, threatening to assert against the Seller any deficiency or claim for additional Taxes or any adjustment of such Taxes. All Taxes that the Seller is or was required by Laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay would not have a Business Material Adverse Effect. For purposes of this Agreement, "Taxes" means all taxes, including, without limitation, income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a Governmental Entity responsible for the imposition of Taxes in connection with Taxes.

          (b) There are no Security Interests on the Acquired Assets that have arisen in connection with any failure to pay any Tax.

     2.8 ACQUIRED ASSETS. The Seller has good and valid title to, a good and valid leasehold interest in or a good and valid license or right to use, all of the Acquired Assets, free and clear of all Security Interests. Except as set forth on SECTION 2.8 OF the Disclosure Schedules, the Acquired Assets comprise all assets required for the continued conduct of the Business by the Buyer after the Closing in the manner the Business is now being conducted by the Seller and has been conducted by the Seller in the twelve (12) month period preceding the Closing Date. The Acquired Assets, taken as a whole, constitute all properties and assets relating to or used or held for use in connection with the Business during the past twelve (12) months (except for Inventories sold, cash disposed of, or accounts receivable collected, expenses prepaid, contracts and agreements fully performed, or properties or assets replaced, in each case in the ordinary course of business, and except for the Excluded Assets). To the Knowledge of the Seller, there are no facts or conditions affecting the Acquired Assets which would, individually or in the aggregate, interfere with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use. The Acquired Assets, taken as a whole, are in good working order and condition, subject to normal wear and tear and sufficient for the operation of the Business in the same manner Seller has operated the Business during the twelve (12) month period preceding the Closing Date.

     2.9 REAL PROPERTY. Except as set forth on SECTION 2.9 of the Disclosure Schedules, the Seller does not own or lease any real property.

     2.10 INTELLECTUAL PROPERTY.

          (a) SECTION 2.10(a) of the Disclosure Schedule sets forth a true, correct and complete list of all Seller Intellectual Property that is (i) owned by Seller (the "Owned Seller Intellectual Property"), and (ii) licensed or otherwise made available for use to Seller by third parties (the "Licensed Seller Intellectual Property").

          (b) The Seller is the sole owner of all Owned Seller Intellectual Property. Seller has a license or the right to use, pursuant to license, sublicense, agreement or permission, all Licensed Seller Intellectual Property. The Seller Intellectual Property is (i) free and clear of all Security Interests, and (ii) except as set forth in SECTION 2.10(b) of the Disclosure Schedules, not subject to any requirement of any past, present or future royalty payments, license fees, charges or other payments or restrictions, except for claims by third parties against licensors or vendors of Commercial Software (as defined in SECTION 2.10(g)) to the Seller. Except as set forth on SECTION 2.10(b) of the Disclosure Schedules, the Seller Intellectual Property comprises all of the Intellectual Property used, held for use or material to the Business. Immediately after the Closing, the Buyer will own all Owned Seller Intellectual Property, free from any Security Interest and on the same terms and conditions as in effect prior to the Closing. Immediately after the Closing, the Buyer will have a good and valid license, or the right to use all Licensed Seller Intellectual Property, free from any Security Interest and on the same terms and conditions as in effect prior to the Closing.

          (c) SECTION 2.10(c) of the Disclosure Schedules sets forth all Contracts or written or oral agreements and arrangements relating to the Seller Intellectual Property pursuant to which (i) the Seller has licensed, sublicensed or otherwise granted the right of use of Seller Intellectual Property to third parties, and (ii) the Seller has been granted a license or the right to use the Licensed Seller Intellectual Property, including, but not limited to, license arrangements and other contracts limiting the use of, any Licensed Seller Intellectual Property upon the lapse of time, the giving of notice or the occurrence of a contingency, except for the licenses for Commercial Software. All of the agreements and arrangements set forth in SECTION 2.10(c) of the Disclosure Schedule (i) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder by the Seller, or, to the Knowledge of the Seller, by any other person or entity, except where such default would not reasonably be likely to have a Business Material Adverse Effect (ii) are free and clear of all Security Interests, and (iii) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except where such terms or conditions would not reasonably be likely to have a Business Material Adverse Effect. The Seller has delivered to the Buyer true, correct and complete copies of all written Contracts, licenses and arrangements (including amendments, supplements, waivers and other modifications) set forth on SECTION 2.10(c) of the Disclosure Schedule and written summaries of all oral agreements or arrangements set forth on SECTION 2.10(c) of the Disclosure Schedule. SECTION 2.10(c) sets forth a true, correct and complete description of all royalties, license fees, charges and other amounts payable by, on behalf of, to or for the account of the Seller in respect of any Seller Intellectual Property.

          (d) Except as set forth on SECTION 2.10(d) of the Disclosure Schedule, to the Seller's Knowledge, the use of the Seller Intellectual Property in connection with the Business does not infringe upon or otherwise conflict with any intellectual property rights of any person or entity, except for claims by third parties against licensors or vendors of Commercial Software to the Seller that would not reasonably be expected to have a Business Material Adverse Effect, and the Seller has no Knowledge of any such claim or any reasonable basis upon which such a claim could be made. To the Seller's Knowledge, the Seller Intellectual Property is not being infringed and is not being used or available for use by any person or entity without a license or permission from the Seller.

          (e) Except as set forth in SECTION 2.10(e) of the Disclosure Schedule, no claim or demand of any person or entity has been made against the Seller or, to the Knowledge of the Seller, threatened, nor is there any litigation that is pending or threatened that (i) challenges the rights of the Seller in respect of any Seller Intellectual Property, (ii) asserts that the Seller Intellectual Property is infringing or otherwise in conflict with any intellectual property or related right of any third party, (iii) claims that any default exists under any agreement or arrangement related to the Seller Intellectual Property set forth on SECTION 2.10(c) of the Disclosure Schedules or (iv) asserts that the Seller is required to pay any royalty, license fee, charge or other amount with regard to any Seller Intellectual Property, in each case except for claims or demands that, individually or in the aggregate, would not reasonably be likely to have a Business Material Adverse Effect. To the Knowledge of the Seller, none of the Seller Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Entity.

          (f) The Seller has the necessary number of valid licenses to all software that is utilized by the Business and that is not owned by the Seller ("COMMERCIAL SOFTWARE"), and the use by the Seller of such Commercial Software, including, without limitation, all modifications and enhancements thereto (whether created by the Seller or by a Third Party), is in compliance with the terms and provisions of such licenses, other than minor noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. SECTION 2.10(f) of the Disclosure Schedule sets forth a full and complete list of all Commercial Software utilized by the Seller in connection with the conduct of the Business except for mass marketed, "shrinkwrap" software having a retail price of less than One Thousand Dollars ($1,000) per copy.

          (g) Except as set forth in SECTION 2.10(g) of the Disclosure Schedule, there are, and immediately after the Closing will be, no contractual restrictions or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Entity on the Buyer's right to use the name and mark "Cheetah" or "NetMentor" in the conduct of the Business as presently carried on by the Seller or as such Business may be extended by the Buyer. No parent, subsidiary or affiliate of the Seller is engaged directly or indirectly in any business under the name and mark "Cheetah" (or other name and mark confusingly similar thereto).

          (h) Except for general purpose code, no portion of the source or object code comprising the NetMentor software is contained in the source or object code of any of the Excluded Assets or Retained Shared Assets, including, but not limited to, Seller's Vision 360 product. For purposes of this provision, "general purpose code" means source or object code that consists of reusable, nonproprietary programming components which, individually or in the aggregate,
(i) constitute only a minimal portion of the source or object code of NetMentor,
(ii) do not provide or constitute the unique functionality of the program(s) in which they are used, and (iii) have no commercial value.

     2.11 CONTRACTS.

          (a) SECTION 2.11 of the Disclosure Schedule lists all Contracts relating to Business within the categories below, by which the Business or any of the Acquired Assets are bound or affected or to which the Seller, any predecessor-in-interest of Seller or any Affiliate of Seller (individually, a "SELLER CONTRACTING PARTY," and collectively, the "SELLER CONTRACTING PARTIES") is a party or by which any Seller Contracting Party is bound in connection with the Business or the Acquired Assets (excluding any Contracts relating to Excluded Assets or Excluded Liabilities) (the "MATERIAL CONTRACTS"):

          (i) any Contract (or group of related Contracts with the same party) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of Twenty-Five Thousand U.S. Dollars ($25,000) or over the last twelve (12) months has involved the aggregate or contingent payment by the Seller in excess of One Hundred Thousand U.S. Dollars ($100,000);

          (ii) any Contract (or group of related Contracts with the same party) for the purchase of products or services under which the undelivered balance of such products and services is in excess of Twenty-Five Thousand U.S. Dollars ($25,000) or over the last twenty-four (24) months has involved the aggregate payment or contingent payment by the Seller in excess of Twenty-Five Thousand U.S. Dollars ($100,000);

          (iii) any Contract (or group of related Contracts with the same party) which involves a payment to be made to a Seller Contracting Party in excess of Twenty Five Thousand U.S. Dollars ($25,000), or over the last twenty-four (24) months has involved, the aggregate payment or potential payment to a Seller Contracting Party in excess of One Hundred Thousand U.S. Dollars ($100,000), either pursuant to a Contract with a customer of the Business or pursuant to any other Contract for the sale of goods and services outside of the ordinary course of business;

          (iv) leases, asset purchase agreements or other acquisition or divestiture Contracts, including, but not limited to, any Contracts relating to the sale, lease or disposal of any Acquired Assets and Contracts involving continuing indemnity or other obligations;

          (v) any Contract establishing a partnership, joint venture or similar arrangement for sharing profits or expenses (including, but not limited to, any joint research and development and joint marketing Contracts);

          (vi) any Contract (or group of related Contracts with the same party) under which a Seller Contracting Party has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than Fifty Thousand U.S. Dollars ($50,000) or under which a Seller Contracting Party has imposed a Security Interest on any of its assets, tangible or intangible, relating to the Business;

          (vii) any Contract (A) that prohibits the Business from freely engaging in business anywhere in the world, and (B) that would reasonably be expected to result in a Business Material Adverse Effect;

          (viii) (A) any Contract with a Potential Employee (as defined in
SECTION 4.2(a)) providing annual base compensation at a rate in excess of Seventy-Five Thousand U.S. Dollars ($75,000); and (B) other Contracts memorializing employment, consulting, agency or collective bargaining arrangements or Contracts with any current or former unaffiliated sales representative, manufacturer's representative, contract manufacturer, distributor, dealer, agent, independent contractor, consultant, parent, subsidiary or affiliate of the Seller involving Twenty-Five Thousand U.S. Dollars ($25,000) or more;

          (ix) any severance, "stay pay" or termination Contract with a Potential Employee of the Business;

          (x) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Seller Intellectual Property other than readily available Commercial Software;

          (xi) capitalized lease or sale leaseback or conditional sale
Contracts;

          (xii) Contracts not in the ordinary course of business; and

               (xiii) any other Contracts that are material to the Business.

PROVIDED, HOWEVER, that no Contract referred to in paragraphs (i) through (xiii) above need be disclosed unless the applicable Seller Contracting Party currently has, or may in the future have, any rights or obligations thereunder (including, without limitation, any indemnification rights).

          (b) The Seller has made available to the Buyer a true, correct and complete copy of each Material Contract listed in SECTION 2.11 of the Disclosure Schedule, together with all amendments or supplements thereto, and accurate descriptions of all material terms of all oral Material Contracts. All Material Contracts are in full force and effect and enforceable by the applicable Seller Contracting Party in accordance with their terms. None of the Seller Contracting Parties and, to Seller's Knowledge, no other party to any Material Contract has breached or defaulted thereunder, and no event has occurred that, with notice or lapse of time, would constitute a breach or default under any Material Contract, except for a breach or default that would not reasonably be expected to have a Business Material Adverse Effect. Except as provided for in SECTION 1.6 of this Agreement and as set forth in SECTION 2.11(b) of the Disclosure Schedule, no permit, consent, approval, waiver, agreement, license or notice to, from or of any third party, including but not limited to, Governmental Entities ("THIRD PARTY CONSENTS") is required under any Material Contract as a result of or in connection with, and the enforceability of any Material Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

          2.12 LITIGATION. Except as set forth on SECTION 2.12 of the Disclosure Schedules, there is no action, claim, demand, suit, proceeding, arbitration or investigation pending or, to the Knowledge of the Seller, threatened against or relating to the Seller, in connection with the Acquired Assets or the Business (or against any Active Employee) (each, a "LAWSUIT"), except for any Lawsuit that, if resolved adversely to the Seller, would not reasonably be expected to have a Business Material Adverse Effect.

          2.13 EMPLOYMENT MATTERS.

          (a) Each Potential Employee (as defined in SECTION 4.1) whose annual rate of compensation exceeds One Hundred Thousand U.S. Dollars ($100,000) per year has entered into a confidentiality agreement with the Seller. SECTION 2.13(a) of the Disclosure Schedules contains a list of all Potential Employees who are a party to a non-competition agreement with the Seller. Copies of the form of such non-competition agreements have previously been delivered to the Buyer, and the versions of such non-competition agreements executed by the Potential Employees listed on SCHEDULE 2.13(a) conform in all material respects to the form of non-competition agreement previously provided to the Buyer.

          (b) The Seller is not a party to or bound by any collective bargaining agreement relating to the Business, nor has the Seller, with respect to the Business, experienced, since January 1, 2001, any material strikes, grievances, claims of unfair labor practices, union organizing campaigns or other collective bargaining disputes.

     2.14 EMPLOYEE BENEFITS.

          (a) SECTION 2.14(a) of the Disclosure Schedules contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, with respect to the Business by the Seller or any ERISA Affiliate (as defined below) for the benefit of the Business Employees (and their beneficiaries) that are material to the Business (the "BUSINESS BENEFIT PLANS"). For purposes of this Agreement, "EMPLOYEE BENEFIT PLAN" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN"), (ii) any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and (iii) to the extent applicable to more than one (1) employee, any other written or oral plan, agreement or arrangement involving compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, or fringe benefits, but excluding any Employee Benefit Plan required to be maintained or contributed to under foreign Law. For purposes of this Agreement, "ERISA AFFILIATE" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended (the "CODE")),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller. Complete and accurate copies of all Business Benefit Plans and all material related trust agreements, insurance contracts and summary plan descriptions have been made available to the Buyer.

          (b) The Business Benefit Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the period for obtaining such a determination letter has not yet closed.

          (c) Neither the Seller nor any ERISA Affiliate, with respect to the Business, has ever maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA or to any Multiemployer Plan.

          (d) No act or omission has occurred and no condition exists with respect to any Business Benefit Plan maintained by the Seller, any of its Affiliates or any ERISA Affiliate that would subject the Seller or the Buyer to any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Benefit Plans for Business Employees and their beneficiaries), except for any fine, penalty, Tax or liability that would not reasonably be expected to result in a Business Material Adverse Effect.

          (e) Except as would not reasonably be expected to result in a Business Material Adverse Effect, there are no unfunded obligations under any Business Benefit Plan providing welfare benefits after termination of employment to any Business Employee (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other similar applicable Laws.

     2.15 LEGAL COMPLIANCE. The Seller (with respect to the Business) is in compliance with all applicable Laws currently in effect with respect to the Business and the Acquired Assets, except where non-compliance with such Laws would not reasonably be expected to have a Material Adverse Effect. The Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the Business alleging any failure to so comply.

     2.16 PERMITS. SECTION 2.16 of the Disclosure Schedules lists all Legal Permits relating to the Business. To the Knowledge of the Seller, (a) each Legal Permit listed in the Disclosure Schedule is in full force and effect and the Seller is not in violation of or default under any Legal Permit, and (b) no suspension or cancellation of any such Legal Permit has been threatened in writing.

     2.17 BUSINESS RELATIONSHIPS WITH AFFILIATES. SECTION 2.17 of the Disclosure Schedules lists any agreements with respect to the Business whereby any Affiliate (as hereinafter defined), other than the Seller, directly or indirectly (a) owns any property or right, tangible or intangible, which is used in and material to the Business, (b) has any material claim or cause of action against the Business, or (c) owes any money to, or is owed any money by, the Business. For purposes of this SECTION 2.17, the term "AFFILIATE" shall have the meaning assigned to it in Rule 12b-2 of the Securities Exchange Act of 1934.

     2.18 BROKERS' FEES. The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (other than Casas, Benjamin & White, LLC, whose fees and expenses shall be paid by the Seller) that would constitute an Assumed Liability.

     2.19 INSURANCE. SECTION 2.19 of the Disclosure Schedules lists each material insurance policy (including, but not limited to, fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) relating primarily or exclusively to the Business to which the Seller is a party, all of which are in full force and effect. To the Knowledge of the Seller, there is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy, and the Seller is otherwise in compliance in all material respects with the terms of such policies. The Seller has not received written notice of any actual or threatened termination of any such policy.

     2.20 NO MATERIAL ADVERSE CHANGE. Since the date of the Net Assets Statement, there has not been a Business Material Adverse Effect, and, to Seller's Knowledge, no fact or circumstance exists that may result in such a Business Material Adverse Effect.

     2.21 INVENTORIES. All Inventories reflected in the Net Assets Statement have been recorded in accordance with GAAP, applied on a consistent basis. The Inventory, taken as a whole, consists of a quality and quantity consistent with Seller's Inventory levels during the twelve (12) month period preceding the Closing and all items of Inventory are in good working order and condition, are saleable in the ordinary course of business, except for obsolete and below-standard Inventory not in excess of that occurring in the ordinary course of business and all of which has been written off or down to fair market value. No write-down in Inventories has been made during the past twelve (12) months the reserve for which is not reflected on the Net Assets Statement.

     2.22 CUSTOMERS AND SUPPLIERS.

          (a) SECTION 2.22(a) of the Disclosure Schedule identifies the names and addresses of the twenty (20) largest Business customers of the Seller based on the aggregate value of goods and services ordered from the Seller by such customers during the twelve (12) month period ended November 15, 2002. Except as set forth on the Disclosure Schedule, to the Knowledge of the Seller, since November 15, 2002, no Business customer listed on SCHEDULE 2.22(a) of the Disclosure Schedule has ceased or reduced substantially its business with the Seller and Seller has received no written or oral notice from a Business customer listed on SECTION 2.22(a) of the Disclosure Schedule of: (i) termination or an intention to terminate the relationship with the Business; or
(ii) a substantial reduction of, or an intention to substantially reduce, its business with the Seller.

          (b) SECTION 2.22(b) of the Disclosure Schedule identifies the names and addresses of the twenty (20) largest Business suppliers to the Seller based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Seller from such suppliers during the twelve (12) month period ended November 15, 2002. Except as set forth on the Disclosure Schedule, to the Knowledge of the Seller, since November 15, 2002, Seller has received no oral or written notice from a Business supplier list on SCHEDULE 2.22(b) of the Disclosure Schedule indicating that it will not, or has an intention to not, sell raw materials, supplies, merchandise and other goods or services to the Business at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Seller, subject to general and customary price increases.

     2.23 BACKLOG. Seller represents that, to its Knowledge, the attached
SCHEDULE 2.23, showing orders that are placed but unshipped (placed but unshipped orders herein defined as the "Backlog") is accurate in all material respects. All Backlog is subject to cancellation by the purchaser at any time prior to shipment. Except as specifically otherwise provided in SECTION 5.10, Seller makes no representation regarding the intent of any purchaser to cancel, delay or otherwise change any Backlog, or any of the terms or conditions thereof. The Seller further represents that, to its Knowledge, either (i) Seller currently has the Inventory to fill the Backlog or, alternatively, (ii) assuming the Seller's vendors fulfill their obligations to Seller, Seller will have available sufficient Inventory to fill the Backlog.

     2.24 WARRANTIES. SCHEDULE 1.1(c)(vii) contains a true, correct and complete list of the Warranty Obligations, including (i) the standard terms and conditions for each of the products or services of the Business; (ii) the person or entity to which each of the Warranty Obligations apply; (iii) the products or services to which the Warranty Obligations apply; (iv) the remaining duration of the Warranty Obligations; (v) whether the Warranty Obligations are embodied in a stand-alone contract or in the Seller's standard terms and conditions; and (vi) whether and how the Warranty Obligations deviate from the Seller's standard terms and conditions. Except as required by Law or as provided for in the Contracts set forth on the Disclosure Schedule, no product manufactured, sold, or delivered by, or service rendered by or on behalf of, the Business is subject to any Warranty Obligations that provide for special, punitive, consequential or other indirect damages or awards. Except as set forth on SECTION 2.24 of the Disclosure Schedule, there are no pending or, to the Knowledge of the Seller, threatened claims with respect to any such Warranty Obligations.

     2.25 PRODUCT LIABILITY. Except for the Warranty Obligations and except as set forth on the SECTION 2.25 of Disclosure Schedule, to the best of its Knowledge, Seller has no liability or obligation arising out of any injury to individuals or property, whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise as a result of the ownership, possession, or use of any product or component designed, manufactured, sold, leased, or delivered in connection with the Business.

     2.26 NO FRAUDULENT INTENT. Seller represents and warrants that neither the execution and delivery of this Agreement, nor the performance of any actions required hereunder or described herein is being consummated by Seller with or as a result of any actual intent to defraud any entity to which Seller is now or will hereafter become indebted.

     2.27 DISCLOSURE. No representation or warranty by or on behalf of the Seller contained in this Agreement nor any of the statements or certificates furnished at the Closing by or on behalf of the Seller to the Buyer or its representatives in connection herewith or pursuant hereto contains any untrue statement of a material fact, or omits any material fact required to make the statements contained herein or therein in light of the circumstances, not misleading. There is no material fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to the Seller that has not been disclosed in writing by the Seller to the Buyer that might reasonably be expected to have or result in a Business Material Adverse Effect.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller that the statements contained in this ARTICLE III are true and correct as of the date hereof. With respect to any representation, warranty or statement of the Buyer in this Agreement that is qualified by or to the Buyer's knowledge, such knowledge shall be deemed to exist if, at the time as of which such representation, warranty or statement was made, (i) Sara Antol is actually aware of the fact or matter to which such qualification applies; or (ii) the Buyer, or any of its officers, directors or employees could be expected to discover or otherwise become aware of the fact or matter in the ordinary course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

     3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     3.2 AUTHORITY. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this

Agreement and such Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement, and such Ancillary Agreements are validly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Seller, constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

     3.3 NONCONTRAVENTION. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer is a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby:

          (a) conflict with or violate any provision of the charter or bylaws of the Buyer or any resolution adopted by the board of directors or the shareholders of the Buyer;

          (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity;

          (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound; or

          (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Buyer or any of its properties or assets.

     3.4 LITIGATION. There are no actions, suits, claims or legal, administrative or arbitration proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.5 FINANCING. The Buyer has and, on and after the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by this Agreement and to fulfill all of its obligations hereunder including but not limited to payment of the Purchase Price at Closing and payment of the Earn Out Payment to Seller.

     3.6 SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or the Seller.

     3.7 DUE DILIGENCE BY THE BUYER. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in ARTICLE II, including the Disclosure Schedule and other Schedules hereto. Such representations and warranties by the Seller constitute the sole and exclusive representations and warranties of the Seller to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability, or suitability as to any of the assets of the Business and it is understood that the Buyer takes the Acquired Assets and the Business as is and where is (subject to the benefit of the representations warranties set forth in this Agreement). The Buyer further acknowledges and agrees that any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller or any of its parents, subsidiaries or affiliates.

     3.8 BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (other than Parker/Hunter Incorporated, whose fees and expenses shall be paid by the Buyer).

                                   ARTICLE IV
                         EMPLOYEES AND EMPLOYEE BENEFITS

     4.1 DEFINITION OF ACTIVE EMPLOYEES. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by the Seller in the Business as currently conducted, including employees on a leave of absence, including, but not limited to, family and medical leave, military leave, short-term or long-term disability or sick leave or other leave. All Active Employees are listed on SECTION 4.1 of the Disclosure Schedules, along with their position, their annual rate of compensation and their status.

     4.2  EMPLOYMENT OF ACTIVE EMPLOYEES BY THE BUYER.


          (a) The Buyer shall have the right, but not the obligation, to extend offers of employment to those Active Employees that Buyer deems, in its sole discretion, essential to the operation of the Business. SECTION 4.2 of the Disclosure Schedules contains a list of Active Employees to whom the Buyer anticipates it will make an offer of employment that will be effective on or after the Closing Date (the "POTENTIAL EMPLOYEES"); provided however, that nothing in this Agreement or otherwise shall obligate Buyer to make offers of employment to, or to actually employ, the Potential Employees. An Active Employee or a Potential Employee who accepts employment with the Buyer shall sometimes be referred to herein as a "Hired

Employee". Effective immediately prior to the Closing Date, the Seller shall terminate the employment of each such Potential Employee, and Seller shall terminate the employment of each Active Employee who becomes a Hired Employee following the Closing Date, such termination to be effective immediately prior to such Active Employee becoming a Hired Employee. Seller hereby releases all Potential Employees from, and Seller covenants and agrees that it will not enforce or seek to enforce, any noncompetition agreements any Potential Employees have entered into with Seller.

          (b) It is understood and agreed that employment offered by the Buyer to the Potential Employees will be "at will" and may be terminated by the Buyer or by the Hired Employee at any time for any reason (subject to any written commitments to the contrary made by the Buyer and an employee and Laws). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Buyer to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such Hired Employees.

     4.3  EMPLOYEE RELATED OBLIGATIONS AND LIABILITIES.

          (a) The Seller shall retain and be solely and exclusively responsible for the performance and discharge of all employment-related obligations and liabilities (including but not limited to, workers' compensation and occupational disease benefits, salaries, wages, bonuses, vacation days, leave time, health and welfare benefits, including retiree medical benefits, compliance with COBRA and all Laws concerning health and safety requirements, employment and employment practices, and wages and hours) relating to (i) the Active Employees who do not become Hired Employees and (ii) the Hired Employees, but only to the extent such obligations and liabilities arise out of employment with the Seller and are attributable solely and exclusively to any period on or before the Closing Date (collectively, the "SELLER EMPLOYEE OBLIGATIONS"). The manner in which Seller performs and discharges the Seller Employee Obligations shall be within Seller's sole discretion. After the Closing Date, the Buyer shall be solely and exclusively responsible for the performance and discharge of all employment-related obligations and liabilities relating to the Hired Employees but only to the extent that such obligations and liabilities arise out of employment with the Buyer and are attributable solely and exclusively to any period following the Closing Date (collectively, the "BUYER EMPLOYEE OBLIGATIONS"). The manner in which Buyer performs and discharges the Buyer Employee Obligations shall be within Buyer's sole discretion.

          (b) Except as otherwise provided in this ARTICLE IV or as otherwise required by applicable Law, each Hired Employee shall cease to participate in or accrue further benefits under the Business Benefit Plans at the later of immediately prior to the Closing or the time such Hired Employee becomes an employee of Buyer. Buyer will recognize the prior service of any Hired Employees (as recognized by the Seller) as if such service had been with the Buyer only for the purposes of (i) eligibility for participation and vesting under Buyer's 401(k) plan, and (ii) eligibility for participation in Buyer's medical, dental insurance and other welfare plans currently offered by the Buyer. The Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries (including the Hired Employees and their beneficiaries) under the Business Benefit Plans, and Buyer shall have no obligation therefor or thereunder.

     4.4 NO TRANSFER OF ASSETS. The Seller will not make any transfer of pension or other employee benefit plan assets to the Buyer.

     4.5 COLLECTIVE BARGAINING MATTERS. The Buyer will set its own initial terms and conditions of employment for the Potential Employees and others it may hire, including, but not limited to, work rules, benefits and salary and wage structure, all as permitted by Law. The Buyer is not obligated to assume, and Buyer shall not assume, any collective bargaining agreements under this Agreement. The Seller shall be solely liable for any severance payment required to be made to its employees due to the transactions contemplated by this Agreement.

     4.6  GENERAL EMPLOYEE PROVISIONS.

          (a) The Seller and the Buyer have provided or shall provide to each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this ARTICLE IV.

          (b) The Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other person or entity, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of the Consolidated Omnibus Budget Reconciliation Act of 1986 coverage extension) maintained by the Seller or its Affiliates, including, but not limited to, the Business Benefit Plans, and Seller shall be solely and exclusively responsible for the same, including any termination thereof or withdrawal liability.

          (c) The Seller shall comply with any and all obligations arising under the WARN Act relating to the termination of the Hired Employees, including any such obligations that may be triggered by the transactions contemplated by this Agreement.

                                   ARTICLE V
                          OTHER POST-CLOSING COVENANTS

     5.1  ACCESS TO INFORMATION; RECORD RETENTION; COOPERATION.

          (a) ACCESS TO INFORMATION. Subject to compliance with contractual obligations and applicable Laws regarding classified information and security clearance, following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives, during normal business hours, in a manner so as to not unreasonably interfere with the conduct of business, (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "INFORMATION") within the possession or control of such Party relating to the Business, and (ii) reasonable access to the personnel of such Party. Requests may be made under this SECTION 5.1(a) for financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation or insurance claim, performing obligations under this Agreement and the Ancillary Agreements, and all other proper business purposes.

          (b) PREPARATION OF THE SELLER FINANCIAL STATEMENTS. Without limitation of the provisions of Section 5.1(a), following the Closing, the Buyer shall provide to the Seller all information relating to the Business reasonably required for the Seller to prepare the financial statements of the Seller and its Affiliates. In connection with the preparation of such financial statements, the Buyer shall provide the Seller (and its auditors) with reasonable access to the Business, its financial management and any accountant's work papers, and all financial books, accounts and records relating to the Business. On or before April 7, 2003, the Seller shall deliver to the Buyer drafts of such financial statements (audited or otherwise) that the Seller and the Buyer, in consultation with their respective audit teams at PricewaterhouseCoopers, determine are necessary to enable the Buyer to fully and promptly comply with its reporting obligations under the federal securities laws, and the final versions of such financial statements shall be delivered to the Buyer on or before April 14, 2003. The parties acknowledge and agree that such financial statements shall include the following: (i) audited Statements of Assets Acquired and Liabilities Assumed of the Business and the Statements of Net Sales, Cost of Sales and Direct Operating Expenses of the Business as of and for the fiscal years ending March 31, 2001 and March 31, 2002; (ii) an unaudited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2002; and (iii) Statements of Net Sales, Cost of Sales, and Direct Operating Expenses of the Business for the six month ended December 31, 2002 (unaudited) and the comparable period ended December 31, 2001 (unaudited). All of the above shall be prepared in accordance with GAAP and with the books and records of the Seller, and shall present fairly the financial position, assets and liabilities of the Business and the results of its operations, and changes in its financial position, for the period indicated. The fees necessary to prepare and deliver the above financial statements (including, without limitation, the fees of PricewaterhouseCoopers) incurred pursuant to this Section 5.1(b) shall be borne equally by the Buyer and the Seller.

          (c) REIMBURSEMENT. A Party making Information or personnel available to another Party under SECTION 5.1 shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such reasonable amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; PROVIDED, HOWEVER, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

          (d) RETENTION OF RECORDS. Except as may otherwise be required by Law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until four (4) years after the Closing Date, all Information in its possession or control pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party or Parties to deliver such Information to the other Party or Parties, and if such offer is not accepted within ninety (90) days of the giving thereof, the offered Information may be disposed of at any time.

          (e) CONFIDENTIALITY. Each Party shall hold, and shall use reasonable commercial efforts to cause their respective parents, subsidiaries and affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or Parties or their representatives pursuant to this SECTION
5.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of any action or inaction by the receiving Party, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the disclosing Party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information, or (iii) is or becomes available on a non-confidential basis to the receiving Party from a source other than the disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such Information), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of Law or so as not to violate the rules of any stock exchange; PROVIDED, HOWEVER, that in the case of disclosure compelled by judicial or administrative process, the receiving Party shall (to the extent permitted by applicable Laws) notify the disclosing Party promptly of the request and the documents requested thereby so that the disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, a Party is, in the written opinion of its counsel, compelled to disclose any Information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such Party may so disclose the Information without liability hereunder; PROVIDED, HOWEVER, that, such Party gives written notice to the other Party of the Information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, uses all reasonable efforts to limit any such disclosure to the precise terms of such requirement, and cooperates with the disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Information by the tribunal or other entity.

     5.2  USE OF NAME FOR TRANSITION PERIOD.

          (a) Following the Closing, except as otherwise provided herein, the Buyer shall have no rights to use any trademarks, trade names, logos or any contraction, abbreviation or simulation of the Seller (the "RETAINED MARKS") and will not hold itself out as having any affiliations with the Seller.

          (b) Notwithstanding the provisions of SECTION 5.2(a), after the Closing Date, the Buyer may:

               (i) for a period of three (3) months, utilize sales promotional aids, literature and other printed material of the Business, provided such material clearly and prominently displays the following statement or a statement of similar import, the form of which shall be approved by the Seller (which such approval shall not be unreasonably withheld, delayed or conditioned): "[THE BUYER PRODUCT NAME], formerly a product of [SELLER NAME]." Promptly following the Closing Date, the Buyer will implement and deliver to the Seller a written plan to eliminate the use of all such material within such three (3) month period;

               (ii) continue to use the Retained Marks following the Closing Date on Inventories existing on the Closing Date, provided that the products in such Inventories are not modified or enhanced in any manner; and (iii) disclose to its customers and potential customers that it is conducting the Business as a successor to the Seller from and after the Closing Date.

          (c) The licenses to use the Retained Marks set forth in this SECTION
5.2 shall not prohibit the Seller or any of its parents, subsidiaries or affiliates from using the Retained Marks (or any similar name or logo) during the term of the respective license or thereafter in any manner. The Buyer agrees that its use of the Retained Marks shall be consistent with the past practices of the Seller and its direct and indirect subsidiaries in connection with their business and operations and, with respect to such use, the Buyer shall adhere to substantially similar quality standards to which the Seller and its direct and indirect subsidiaries adhered immediately prior to the Closing.

     5.3 USE OF RETAINED MARKS IN TRANSFERRED TECHNOLOGY. The Seller and the Buyer shall cooperate and use reasonable commercial efforts to provide to the Buyer for inclusion in its web site, as promptly as practicable following the Closing, all text, images and other content contained in all web sites relating to the Business maintained by the Seller (or its parents, subsidiaries or affiliates). Subject to the provisions of SECTION 5.2, prior to including any such text, images or other content in its web site, the Buyer shall remove all references to the Retained Marks from any such text, images or other content. The Seller (or its parents, subsidiaries or affiliates) shall retain ownership of all domain names listed on SCHEDULE 5.3 and neither the Buyer nor any of its affiliates shall have any right or license to any such domain name. To the extent the Business utilized any internet protocol address space allocated to the Seller, such internet protocol address space shall remain the property of the Seller, and no rights or licenses are granted to the Buyer with respect thereto.

     5.4 PAYMENT OF EXCLUDED LIABILITIES. In the event that the Buyer (or its parent, subsidiary or affiliate) inadvertently pays or discharges, after the Closing, any Excluded Liabilities, the Seller shall reimburse the Buyer (or its parent, subsidiary or affiliate) for the amount so paid or discharged within thirty (30) days of being presented with written evidence of such payment or discharge.

     5.5 PAYMENT OF ASSUMED LIABILITIES. In the event that the Seller (or its parent, subsidiary or affiliate) inadvertently pays or discharges, after the Closing, any Assumed Liabilities, the Buyer shall reimburse the Seller (or its parent, subsidiary or affiliate) for the amount so paid or discharged within thirty (30) days of being presented with written evidence of such payment or discharge.

     5.6 OTHER EQUIPMENT. The Buyer shall, on and after the Closing Date, have the right to exclusively use all equipment, instruments and any other items that were loaned or given ("LOANED PROPERTY") to Seller prior to the Closing Date by any of the Business customers or any other person or entity, to the extent such use is permitted by any such Business customer, person or entity. On and after the Closing Date, the Seller shall cease the use of such equipment, instruments and other items, and provide the Buyer with the sole benefit of the aforementioned items.

     5.7  RESTRICTIVE COVENANTS.

          (a) NON-COMPETITION. During the period commencing on the Closing Date and ending on the third (3rd) anniversary thereof (the "RESTRICTION PERIOD"), the Seller and its successors and assigns shall not, and Seller shall cause its and their respective parents, subsidiaries and affiliates, and the employees of each of them, not to, (i) engage or aid any person or entity to engage, directly or indirectly, anywhere in the world, in any business that competes with the monitoring of element status within a hybrid fiber-coax ("HFC") broadband communications network, specifically, the following: (A) status monitoring of inside or outside plant elements including, but not limited to, optical nodes, power supplies, amplifiers, transmitters, receivers and related equipment, only as it pertains to the operational health or physical status of such equipment, excluding customer premise equipment (B) monitoring of the physical environment,
(C) automated FCC proof of performance testing for the purpose of generating reports to be filed with the FCC, (D) element management system software related to all of the above-listed monitoring applications, including developments in Seller's Vision 360 application suite that would provide the above functions, and (E) service offerings related to all of the above-listed monitoring applications, (a "COMPETITIVE BUSINESS"), provided, however, that the Seller shall not be precluded from (A) developing, manufacturing or distributing products which transmit, acquire or collect signal data that is contained, carried or transmitted over the HFC broadband communications network and (B) if an element provides information specific to the analog or digital signals or data being transmitted, received, or transported on the HFC plant or the signal environment, developing, manufacturing, or distributing products which collect, analyze or utilize such information, or (ii) own an interest in, manage, operate, join, control or participate in or be associated with as a partner, member, shareholder, co-venturer, employee, director, officer, agent, consultant, lender or otherwise, any other person or entity that engages in a Competitive Business, provided, however, that nothing in this Agreement shall prohibit the Seller from acquiring an entity (or all or a portion of its assets) which may be engaged in a Competitive Business, provided that the provisions of this Section 5.7(a) shall apply to the affected assets Seller acquired in such acquisition. Notwithstanding the foregoing, nothing set forth above shall prevent the Seller from (x) manufacturing, distributing, or selling its Phasor or PathTrak return path monitoring products for the cable industry or (y) maintaining the interoperability of Seller's products, including, but not limited to, (i) the Phaser and PathTrak products, and (ii) Acterna's Vision 360 Product family working in conjunction with other systems, including, but not limited to, the Scientific Atlanta TNCS system, to process and manage status monitoring output, with the products of a Competitive Business; provided, however, that, in the geographic territory (the "RESTRICTED TERRITORIES") in which current customers of the Business have deployed NetMentor, Seller shall not (A) by itself or in concert with any such Competitive Business, market or otherwise promote such interoperability to the customers of the Business as of the Closing Date or (B) enter into any reseller or other similar arrangement with any such Competitive Business with respect to such interoperability. Notwithstanding the foregoing, if, during the Restriction Period, the Seller wishes to develop and promote interoperability in the Restricted Territories to customers of the Business with respect to features or functionalities of products of a Competitive Business which become available or are developed after the Closing Date (the "EVOLUTIONARY Interoperability"), the Seller shall first seek to develop and maintain the Evolutionary Interoperability with the Buyer. In such event, the Seller shall deliver written notice (the "SELLER NOTICE") of its intent to promote and develop the Evolutionary Interoperability to the Buyer. If (i) within 30 days of the date of the Seller Notice, the Seller has not received a written commitment (the "BUYER COMMITMENT") from the Buyer to actively participate in such development and (ii) within 60 days of the date of the Seller Notice, the Buyer does not in commit in writing to a product plan (the "PRODUCT PLAN") for the Evolutionary Interoperability, the Seller shall be permitted to promote and develop the Evolutionary Interoperability free of any of the restrictions in this Agreement. In addition, if Buyer does not actively fulfill its obligations under the Product Plan, the Seller shall be permitted to promote and develop the Evolutionary Interoperability free of any of the restrictions in this Agreement.

          (b) NO HIRE/NON-SOLICITATION COVENANTS. During the Restriction Period, the Seller shall not, and shall cause their respective parents, subsidiaries and affiliates not to, anywhere in the world, directly or indirectly, for its own account or for the account of any other person or entity, (i) hire any natural person who is or was, at any time during the twelve (12) months preceding the Closing Date, employed by or otherwise engaged to perform services for the Buyer. During the Restriction Period, the Buyer shall not, and shall cause their respective parents, subsidiaries and affiliates not to, anywhere in the world, directly or indirectly, for its own account or for the account of any other person or entity, (i) except for the Potential Employees and employees of the Seller whose employment Seller has terminated, solicit for employment or hire any natural person who is or was, at any time during the twelve (12) months preceding the Closing Date, employed by or otherwise engaged to perform services or sell products of the Seller.

          (c) REMEDIES. In accordance with SECTION 7.10 of this Agreement, the Seller acknowledges and agrees that the Buyer, in addition to any other rights and remedies the Buyer may have at law or in equity, shall be entitled to an order of specific performance, injunction, restraining order or such other interim or permanent equitable relief (without the requirement to post bond) restraining a breaching party from committing any violation of the covenants and obligations contained in this SECTION 5.7.

          (d) If any provision of this SECTION 5.7 shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, or are held to be unreasonable, arbitrary, or against public policy, the Parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable Laws and that such modified provision shall thereafter be enforced to the fullest extent possible.

     5.8 RELEASES OF SECURITY INTERESTS. Subject to Seller's obligations pursuant to the final paragraph of SECTION 2.3 hereof, following the Closing Date, the Buyer shall prepare and file, or cause to be prepared and filed, all Form UCC-3 termination statements required to evidence the release of Security Interests on the Acquired Assets. All costs associated with such preparation and filing shall be borne equally by the Buyer and the Seller, and the Seller shall pay, by wire transfer to an account designated by the Buyer, its share of the cost of such preparation and filing within five (5) Business Days of the Buyer's request for such payments. Such request shall be accompanied by reasonable supporting documentation showing the costs associated with such preparation and filing. In the event that the cost of preparing and filing the Form UCC-3 termination statements required to evidence the release of the Security Interests on the Acquired Assets shall exceed Thirty Thousand U.S. Dollars ($30,000), the Buyer shall notify the Seller thereof.

     5.9 REMOTE INVENTORY. The Seller shall, at its sole cost and expense, deliver or cause to be delivered all Acquired Assets located at the Seller's Indianapolis, Indiana facility either to the premises being sublet from the Seller in Bradenton, Florida or to one or more contract manufacturers. Such delivery shall occur within ten (10) Business Days of the Buyer's request therefor, and the Seller shall be responsible for, and shall reimburse the Buyer for, damage to such Acquired Assets as a result of or in the course of such delivery to the extent that such damage is caused by the Seller, its employees, agents, representatives, contractors and independent contractors. In the event that the Seller fails to deliver, or cause to be delivered, such Acquired Assets as required by this SECTION 5.9, the Buyer shall have the right to arrange for such delivery at the Seller's sole cost and expense, and the Seller shall pay or reimburse the Buyer for the costs thereof within five (5) Business Days of the Buyer's demand therefor.

     5.10 BUSINESS ORDER BACKLOG MATTERS. From and after the Closing Date, the Seller shall not, on its own initiative, cancel or terminate, or permit any Affiliate of Seller to, on its own initiative, cancel or terminate any portion of the Backlog which consists of orders for products and/or services of the Business acquired hereunder by Seller or any Affiliate of Seller ("Affiliate Orders"); provided, however, that Seller or an Affiliate of Seller may cancel, terminate, delay or otherwise alter an Affiliate Order, in whole or in part, to the extent that (i) the customer of the Seller or an Affiliate of the Seller cancels, terminates, delays or otherwise alters such Affiliate Order, in whole or in part, (orally or in writing) and (ii) the Seller provides to the Buyer (A) written or oral notice thereof and (B) reasonable opportunity to contact such customer to confirm such cancellation, termination, delay or other alteration. Notwithstanding the proviso in the immediately preceding sentence, Seller acknowledges and agrees that the Affiliate Order listed on Section 5.10 of the Disclosure Schedule shall not be canceled, terminated, delayed or otherwise altered and the products shipped thereunder shall not be returnable except for returns relating to valid warranty claims for defective products provided to the Seller pursuant to such purchase order.

     5.11 QUALIFICATIONS. Seller shall, within ten (10) days following the Closing Date, take all actions necessary, including, but not limited to, filing necessary reports and paying any amounts of money which may be required to be paid, to cause Seller to be qualified to do business in those United States jurisdictions in which the Business was operated prior to the Closing Date and in which Seller was not so qualified, and reflected on Schedule 2.11(a) of the Disclosure Schedule.

                                   ARTICLE VI
                             INDEMNITY AND SURVIVAL

     6.1 THE BUYER'S INDEMNITY. From and after the Closing, the Buyer shall indemnify and hold harmless the Seller and its respective officers, directors, shareholders, employees, agents, successors and permitted assigns ("SELLER INDEMNIFIED PARTIES") from and against any claim, liability, loss, loss of value, deficiency, penalty, interest, fine, assessment, cost, damage or expense (including, without limitation, court costs and reasonable attorneys' and experts' fees and expenses) (a "CLAIM") arising out of or resulting from:

          (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Buyer in this Agreement, in any certificate delivered by the Buyer to the Seller in connection with this Agreement, any exhibit or schedule (or supplements made thereto) attached to this Agreement, any matter set forth on the Disclosure Schedule, or any transfer instrument or any other certificate, document, writing or instrument delivered by the Buyer pursuant to this Agreement, including, without limitation, the Ancillary Agreements;

          (b) the failure of the Buyer to pay, perform and discharge the Assumed Liabilities; or

          (c) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by a person or entity with the Buyer in connection with the transaction contemplated in this Agreement.

     The Buyer shall reimburse the Seller Indemnified Parties for any legal or other expenses reasonably incurred by the Seller Indemnified Parties in connection with defending a Third Party Claim (as defined in SECTION 6.3) as such expenses are incurred.

     6.2 THE SELLER'S INDEMNITY. From and after the Closing, the Seller shall indemnify and hold harmless the Buyer and its respective officers, directors, shareholders, employees, agents, successors and permitted assigns (the "BUYER INDEMNIFIED PARTIES") from and against any Claim arising out of or resulting from:

          (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Seller in this Agreement, in any certificate delivered in connection with this Agreement, any exhibit or schedule (or supplements made thereto) attached to this Agreement, any matter set forth in the Disclosure Schedule or any transfer instrument or any other certificate, document, writing or instrument delivered by the Seller pursuant to this Agreement, including, without limitation, the Ancillary Agreements:

          (b) the failure of the Seller to pay, perform or discharge the Excluded Liabilities;

          (c) the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (other than the Assumed Liabilities);

          (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person or entity with the Seller in connection with the transactions contemplated in this Agreement;

          (e) any failure of the Seller to comply with applicable bulk sales Laws; and

          (f) all Lawsuits to the extent that liabilities and obligations resulting therefrom are not caused by the actions or inactions of Buyer.

     The Seller shall reimburse the Buyer Indemnified Parties for any legal or other expenses incurred by the Buyer Indemnified Parties in connection with defending a Third Party Claim (as defined in SECTION 6.3) as such expenses are incurred; provided however, that the Seller shall be obligated to pay an Indemnity Claim (as defined in SECTION 6.3(a)) through disbursement of amounts held in escrow under the Escrow Agreement only after the procedures set forth in
SECTION 6.3(b) have been complied with in full.

     6.3  THIRD PARTY CLAIMS; PROCEDURE.

          (a) INDEMNIFIED PARTIES. As used in this Article, the term "INDEMNIFIED PARTY" shall mean any Seller Indemnified Party or any Buyer Indemnified Party, as the case may be, which is asserting a claim for indemnity pursuant to SECTION 6.1 or SECTION 6.2 of this Agreement ("INDEMNITY CLAIM"). Any Party against whom an Indemnity Claim is asserted by an Indemnified Party pursuant to this ARTICLE VI is referred to herein as an "INDEMNIFYING PARTY." In the event that a person who is not a Buyer Indemnified Party or a Seller Indemnified Party (a "THIRD PARTY") asserts any Claims or seeks to collect any Claim from an Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party shall give prompt written notice to the Indemnifying Party of such event (a "THIRD PARTY CLAIM NOTICE"). A Third Party Claim Notice shall specify, to the extent known by the Indemnified Party, the nature of and specific basis for any Third Party Claims or the nature of and specific basis of any suit, action, investigation or proceeding set forth therein, the amount or the good faith estimated amount thereof to the extent then practicable and the basis of the Indemnified Party's request for indemnification under this Agreement.

          (b) THIRD PARTY CLAIMS; PROCEDURE. In the event that any Indemnified Party seeks indemnification hereunder based on a Third Party Claim, the Indemnifying Party shall have the right (without prejudice to the right of the Indemnified Party to employ separate counsel at its own expense and to participate in the defense of such Third Party Claim and in any compromise, settlement or strategic decision relating thereto) to defend or prosecute such Third Party Claim at its own expense through counsel of its own choosing if the Indemnifying Party gives notice thereof to the Indemnified Party within thirty
(30) days after receipt of the Third Party Claim Notice or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice (the "ELECTION PERIOD"). Notwithstanding the preceding sentence, the Indemnified Party is hereby authorized during the Election Period to file any motion, answer or other pleading that shall be necessary or appropriate to protect its rights or the rights of the Indemnifying Party. If (i) the Election Period expires or
(ii) the Indemnifying Party notifies the Indemnified Party during the Election Period that the Indemnifying Party does not elect to defend or prosecute the Third Party Claim for which the Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall be entitled prosecute or defend the Third Party Claim and recover from the Indemnifying Party all of the reasonable costs and expenses (including reasonable attorney's fees) associated therewith. Notwithstanding the assumption of the defense of any Third Party Claim by the Indemnified Party pursuant to this paragraph, the Indemnifying Party shall have the right to approve the terms of settlement of any Third Party Claim, which approval shall not be unreasonably delayed or withheld.

          (c) COOPERATION. The Parties agree reasonably to cooperate with one another and their respective counsel in contesting and defending any Third Party Claim in any manner the other party may reasonably request (including furnishing evidence and testimony and granting reasonable access to the pertinent books, records and personnel (to the extent such personnel are available) in their possession or control) so as to not unreasonably expose the other to undue risk of loss or, if appropriate and related to the Claim in question, in making (i) any counterclaim against the Third Party asserting the Claims, or (ii) any cross complaint against any Person.

          (d) NO SETTLEMENT. Notwithstanding anything in this SECTION 6.3 to the contrary, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim that does not include as an unconditional term thereof the delivery by the Third Party claimant or plaintiff to the Indemnified Party of a written release from all liability in respect to such Third Party Claim, (ii) settle or compromise any Third Party Claim in any manner that may materially and adversely affect the Indemnified Party, or (iii) settle or compromise any Claim in a manner that will require the Indemnified Party to pay any money, except as contemplated by SECTION 6.3(b).

     6.4 DIRECT CLAIMS. In the event that the Indemnified Party has a Claim, including an Indemnity Claim hereunder, that does not involve a Third Party Claim, or knowledge of facts that could give rise to such a Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "DIRECT CLAIM NOTICE") describing in reasonable detail the nature of the Claim, an estimate of the amount of damages attributable to such Claim and the basis for the request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from its receipt of the Direct Claim Notice that it disputes such Indemnity Claim, the Indemnity Claims specified in the Direct Claim Notice will be deemed payable by the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such Indemnity Claim, the Parties shall negotiate in good faith for a thirty
(30) day period after receipt of the Direct Claim Notice to resolve such Indemnity Claim. If no resolution is reached within such thirty (30) day period, the dispute regarding the Indemnity Claim shall be resolved by litigation in a court of competent jurisdiction.

     6.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND TIME LIMITATION ON INDEMNIFICATION. All of the representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing and without limiting any other rights and remedies available to the parties, any assertion by any Indemnified Party that an Indemnifying Party is liable for indemnification under the terms of this ARTICLE VI must be made in writing and must be given to the Indemnifying Party on or prior to the date that is fifteen
(15) months after the Closing Date; PROVIDED, HOWEVER, that the foregoing time limitation shall not apply to assertions by an Indemnified Party that an Indemnifying Party is liable for indemnification under the terms of this ARTICLE VI based on breaches of the representations and warranties set forth in SECTIONS 2.2, 2.7, 2.8 or 2.12 or indemnification pursuant to SECTIONS 6.1(b) and (c) and SECTIONS 6.2(b) through (h). The survival periods set forth in this SECTION 6.5 shall not be deemed in any way to limit the obligations of the Parties to perform the covenants and agreements set forth in this Agreement, including, but not limited to, the covenants and agreements set forth in ARTICLES IV and V hereof, and to pay and discharge the obligations related thereto and the obligations related to the Assumed Liabilities, in the case of Buyer, and the Excluded Liabilities, in the case of the Seller.

     6.6  LIMITATION ON INDEMNITY.

          (a) INDEMNITY BASKET OF THE BUYER AND THE SELLER. Notwithstanding any other provision of this Agreement to the contrary, the Buyer and the Seller acknowledge and agree that an Indemnifying Party shall not be liable to an Indemnified Party in respect of any Indemnity Claim made pursuant to SECTION 6.1 or SECTION 6.2 hereunder until the amount of Claims comprising the Indemnity Claim(s), individually or in the aggregate, exceeds Twenty Five Thousand U.S. Dollars ($25,000) (the "INDEMNITY BASKET"), provided however, that if such Indemnity Claims exceed Twenty Five Thousand U.S. Dollars ($25,000), an Indemnifying Party shall be liable and the Indemnified Party may recover, on a first dollar loss basis for all such Claims, subject to the Indemnity Cap (as defined in SECTION 6.6(b)). The Indemnity Basket shall (i) be Five Thousand U.S. Dollars ($5,000) for any Indemnity Claims by Buyer Indemnified Parties to the extent such Indemnity Claims are based on a breach of the representations and warranties made in SECTIONS 2.7(b) and 2.8, (ii) not apply to Indemnity Claims by Buyer Indemnified Parties under SECTION 6.2(a)(but only to the extent such Indemnity Claims are based on a breach of the representations and warranties made in SECTIONS 2.2, 2.7(a), and 2.12) or under SECTIONS 6.2(b) through (f), and (iii) not apply to Indemnity Claims by Buyer Indemnified Parties arising from fraud, willful or criminal misconduct of the Seller Indemnified Parties (collectively, the "SELLER INDEMNITY BASKET EXCLUSIONS"). The Seller shall be responsible for the full amount of all Claims arising from the Seller Indemnity Basket Exclusions, and the amount of such Claims shall be included in the determination as to whether the Indemnity Basket is met for all other Indemnity Claims by Buyer Indemnified Parties. The Indemnity Basket shall not apply to Indemnity Claims by Seller Indemnified Parties (x) under SECTIONS 6.1(b) through
(C), or (y) arising from fraud, willful or criminal misconduct by the Buyer Indemnified Parties (collectively, the "BUYER INDEMNITY BASKET EXCLUSIONS"). The Buyer shall be responsible for the full amount of all Claims arising from the matters addressed in the Buyer Indemnity Basket Exclusions, and the amount of such Claims shall be included in the determination as to whether the Indemnity Basket is met for all other Claims by Seller Indemnified Parties.

          (b) INDEMNITY CAP OF THE BUYER AND THE SELLER. The Buyer and the Seller acknowledge and agree that in no event shall an Indemnifying Party ever be required to indemnify an Indemnified Party for Indemnity Claims made pursuant to SECTION 6.1 or SECTION 6.2 of this Agreement, in any amount exceeding: (i) Twenty Percent (20%) of the Purchase Price, in the aggregate, in the case of Indemnity Claims by the Buyer Indemnified Parties; and (ii) Twenty Percent (20%) of the Purchase Price, in the aggregate, in the case of Indemnity Claims by the Seller Indemnified Parties (each, an "INDEMNITY CAP"). The respective Indemnity Caps shall not apply to Claims arising from or relating to the Seller Indemnity Basket Exclusions and the Buyer Indemnity Basket Exclusions, and none of such Claims shall be used to determine whether the applicable Indemnity Cap has been met. Each Party agrees to use its best efforts to mitigate any Claim. Whenever an Indemnifying Party is required to indemnify and hold harmless an Indemnified Party from and against, or to reimburse an Indemnified Party for, a Claim, such Indemnifying Party will, subject to the provisions of this ARTICLE VI, pay the Indemnified Party the amount of such Claim reduced by the net proceeds of any insurance policy received by the Indemnified Party with respect to such Claim.

     6.7 OVERALL LIMITATION ON LIABILITY. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability for any Claims, whether or not such Claims are Indemnity Claims and whether arising in contract or tort, shall not exceed (a) Thirty Percent (30%) of the Purchase Price in the case of Claims payable by the Seller, and (b) Thirty Percent (30%) of the Purchase Price in the case of Claims payable by the Buyer (each, an "Aggregate Liability Cap"); provided, however, that the applicable Aggregate Liability Cap shall not apply to (x) Claims of the Buyer Indemnified Parties arising from or relating to the Seller Indemnity Basket Exclusions, and (y) Claims of the Seller Indemnified Parties arising from or relating to the Buyer Indemnity Basket Exclusions.

     6.8 SCOPE OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Except as and to the extent expressly set forth in this Agreement (together with the schedules attached hereto and the items delivered pursuant to this Agreement), the Parties make no representations or warranties whatsoever, and disclaim all liability and responsibility for any representation, warranty, statement made or information communicated (orally or in writing) to the other Party including, but not limited to, any opinion, information or advice that many have been provided to any Party by any officer, stockholder, director, employee, advisor, legal counsel or any other agent, consultant or representative of such Party.

     6.9 ESCROW. Upon notice to the Seller specifying in reasonable detail the basis therefor and subject to compliance with the procedures for indemnification set forth in SECTION 6.3, the Buyer may give notice of an Indemnity Claim in such amount under the Escrow Agreement, and the Buyer shall be entitled to payment of such amounts from the escrowed funds being held pursuant to such Escrow Agreement. Giving a notice of an Indemnity Claim under the Escrow Agreement will not constitute an election of remedies or limit the Buyer in any manner in the enforcement of any remedies that may be available to it. Subject to compliance with the indemnification procedures set forth in SECTION 6.3, to the extent that the Seller is required indemnify a Buyer Indemnified Party for an Indemnity Claim, payment shall be made to the Buyer Indemnified Party from amounts held in escrow under the Escrow Agreement until the funds held in escrow are fully exhausted, it being understood and agreed that, subject to the applicable Indemnity Cap, Seller's indemnification obligation shall not be limited to the amounts held in escrow pursuant to the Escrow Agreement.

     6.10 NO RIGHT OF OFFSET. Under no circumstances may Buyer set off or seek to satisfy all or any part of any Claim that Buyer suffers or incurs in connection with this Agreement by withholding amounts due under the Earn-Out Payment.

                                  ARTICLE VII
                                  MISCELLANEOUS

     7.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue (and each Party shall cause its parents, subsidiaries and affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party or Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by Law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall, if practicable, have the right to review such press release or announcement prior to its publication).

     7.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective parents, subsidiaries and affiliates.

     7.3 ACTION TO BE TAKEN BY AFFILIATES. The Parties shall cause their respective parents, subsidiaries or affiliates to comply with all of the obligations specified in this Agreement to be performed by them.

     7.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Buyer, on the one hand, and the Seller, on the other hand. This Agreement supersedes any prior agreements or understandings among the Buyer, on the one hand, and the Seller, on the other hand (including, without limitation, that certain Letter of Intent dated January 3, 2003, as amended by letter dated January 17, 2003 by and between the Parties, and any representations or statements made by or on behalf of the Seller or any of their respective parents, subsidiaries or affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement. The Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

     7.5 SUCCESSION AND ASSIGNMENT. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by the Seller), which written approval shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and permitted assigns.

     7.6 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     IF TO THE BUYER:                          COPY TO:
     ---------------                           --------
     Tollgrade Communications, Inc.            Babst, Calland, Clements and Zomnir, P.C.
     493 Nixon Road                            Two Gateway Center, 7th Floor
     Cheswick, PA  15024                       Pittsburgh, PA  15222
     Facsimile:  (412) 820-1539                Facsimile:  (412) 394-6576
     Attention:   Sara M. Antol, Esq.          Attention:  Christian A. Farmakis, Esq.

     IF TO THE SELLER:                         COPY TO:
     ---------------                           --------
     Acterna, LLC                              Akin Gump Strauss Hauer & Feld, LLP
     12410 Milestone Center Drive              1676 International Dr., Penthouse
     Germantown, MD  20876                     McLean, VA  22102
     Facsimile:                                Facsimile:  (703) 891-7501
     Attention:  Rick Goshorn                  Attention:   Eric W. Cowan, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for which it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered to it by giving the other Parties notice in the manner herein set forth.

     7.7 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     7.9 EXPENSES. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     7.10 SPECIFIC PERFORMANCE. The Seller acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached by the Seller. Accordingly, in addition to any other right or remedy to which the Buyer may be entitled at law or in equity, the Seller agrees that the Buyer may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Seller and the matter (without posting any bond or other undertaking). The rights and remedies of the Parties to this Agreement are cumulative and not alternative.

     7.11 GOVERNING LAW. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     7.12 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of any state or federal court located in Allegheny County, Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in SECTION 7.6. Nothing in this SECTION 7.12 however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

     7.13 BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     7.14 DISCLOSURE SCHEDULE. The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of the Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

     7.15 CONSTRUCTION.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

          (e) All references to "$", "DOLLARS" or "US$" refer to currency of the United States of America.

     7.16 WAIVER OF JURY TRIAL. To the extent permitted by applicable Laws, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

     7.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     7.18 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    ACTERNA, LLC



                                    By:      /s/John Ratliff
                                       -----------------------------------------

                                    Name:    John Ratliff
                                         ---------------------------------------

                                    Title:   Chief Financial Officer
                                          --------------------------------------



                                    TOLLGRADE COMMUNICATIONS, INC.



                                    By:      /s/Christian L. Allison
                                       -----------------------------------------

                                    Name:    Christian L. Allison
                                         ---------------------------------------

                                    Title:  Chairman and Chief Executive Officer
                                         ---------------------------------------











                 [SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

                        EXHIBIT A -- FORM OF BILL OF SALE

                                  BILL OF SALE

     This Bill of Sale dated as of February 13, 2003 is executed and delivered by Acterna, LLC, a Delaware limited liability company (the "SELLER"), to Tollgrade Communications, Inc., a Pennsylvania corporation (the "BUYER"). All capitalized terms used in this Bill of Sale and not otherwise defined herein shall have the respective meanings ascribed to them in that certain Purchase and Sale Agreement dated as of February 13, 2003, by and between the Seller and the Buyer (the "AGREEMENT").

     WHEREAS, pursuant to the Agreement, the Seller has agreed to sell, convey, assign, transfer and deliver to the Buyer, and the Buyer has agreed to purchase and acquire, all of the Seller's right, title claim and interest in and to the assets, properties and rights of the Seller described in the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby agrees as follows:

     1. The Seller hereby sells, conveys, assigns, transfers and delivers to the Buyer, its successors and assigns, all of the Seller's right, title, claim and interest in the Acquired Assets, free and clean of all security interests, to have and to hold unto the Buyer, its successors and assigns, to and for its or their own use forever.

     2. This sale, conveyance, assignment and transfer has been executed and delivered by the Seller in accordance with the Agreement and is expressly made subject to those liabilities, obligations and commitments which the Buyer has expressly assumed and agreed to perform, pay and discharge pursuant to that certain Assignment and Assumption Agreement by and between the Seller and the Buyer of even date herewith.

     3. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Bill of Sale to be duly executed under seal as of and on the date first above written.

                                           ACTERNA, LLC


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


ACCEPTED:

TOLLGRADE COMMUNICATIONS, INC.


By:_________________________________
Name:_______________________________
Title:______________________________

                    EXHIBIT B -- FORM OF TRADEMARK ASSIGNMENT

                              TRADEMARK ASSIGNMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, Acterna, LLC (the "Seller"), hereby assigns to Tollgrade Communications, Inc., a Pennsylvania corporation having a place of business at 493 Nixon Road, Cheswick, Pennsylvania 15024 (the "BUYER"), all of the Seller's right, title and interest in and to the below-identified trademark registrations and trademark applications (together with the goodwill associated therewith), including all rights to sue for past infringement, the same to be held and enjoyed by the Buyer, its successors and assigns:

U.S REGISTERED AND/OR U.S. APPLICATION SUBMITTED:
------------------------------------------------

     -    Cheetahsoft
     -    Cheetah Technologies
     -    Cheetah
          International Class 009
          Electrical and scientific apparatus for use with broadband network to test performance, monitor status and manage broadband network equipment; DATE OF FIRST USE: November 28, 1990; DATE OF FIRST USE IN
          COMMERCE: November 28, 1990; REGISTERED: February 6, 1996; REGISTRATION No. 1,954,952.
     -    ObjectArchitect
     -    Visual Integrator
     -    NetMentor

NO APPLICATION SUBMITTED:
------------------------

     -    Expertarchitect
     -    Return Path Analyst
     -    Superior Electronics Group
     -    CheetahNET
     -    CheetahTEST
     -    CheetahLINK
     -    Cheetah Vision
     -    Voyager Partner Program
     -    Battery Analyst
     -    Proof Analyst
     -    RPS
     -    LC-1000
     -    PC-1000
     -    HE-1000
     -    CMA
     -    CSC-16
     -    GPM-4

     -    CMM-3
     -    CMX
     -    HEC
     -    HEC-3
     -    HEC-3E
     -    HEC-3P
     -    HEC-3M
     -    Powercept
     -    CheetahDOS

         Executed as of the 13th day of February, 2003.

                                          ACTERNA, LLC


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

State of  ______________)
County of  ____________)

     Then personally appeared the above named ___________________ and acknowledged the foregoing act to be his or her free act and deed, before me, this _____ day of _______________, 2003.

                                          ______________________________________
                                          Notary Public
                                          My commission expires: _______________

                    EXHIBIT C -- FORM OF COPYRIGHT ASSIGNMENT

                              COPYRIGHT ASSIGNMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, Acterna, LLC (the "Seller"), hereby assigns to Tollgrade Communications, Inc., a Pennsylvania corporation having a place of business at 439 Nixon Road, Cheswick, Pennsylvania 15024 (the "BUYER"), all of the Seller's right, title and interest in and to the copyright applications, copyright registrations, and rights, set forth on the attachment to this Copyright Assignment, including all rights to sue for past infringement, the same to be held and enjoyed by the Buyer, its successors and assigns.

         Executed as of the 13th day of February, 2003.

                                              ACTERNA, LLC


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


State of  ______________)
County of  ____________)

     Then personally appeared the above named ___________________ and acknowledged the foregoing act to be his or her free act and deed, before me, this _____ day of _______________, 2002.

                                               _________________________________
                                               Notary Public
                                               My commission expires: __________

                      EXHIBIT D - FORM OF PATENT ASSIGNMENT

                                PATENT ASSIGNMENT

     For good and valuable consideration, receipt of which is acknowledged, the undersigned, Acterna, LLC has agreed to assign and transfer and do hereby assign and transfer unto Tollgrade Communications, Inc., a Pennsylvania corporation, having its principal office at 493 Nixon Road, Cheswick, Pennsylvania, its successors and assigns, the entire right, title and interest in and to the following applications (including, but not limited to, the inventions represented thereby), in and to any division, continuation or continuation-in-part, of said applications, and in and to any and all Letters Patent and reissues and extensions thereof, of the United States of America and countries foreign thereto (including the right to apply for Letters Patent in foreign countries in its own name and to claim any priority rights for such foreign applications to which such applications are entitled under international conventions, treaties or otherwise), which have been or may be granted on any of the foregoing to be held and enjoyed as fully and exclusively as they would have been by Acterna, LLC had this assignment and transfer not been made:

     1.   Expired Patent Application Serial No. 09/689,984 for
Matched-Filter-Frequency-Shift-Keyed Receiver using Degenerate Digital Signal Processing Techniques dated October 13, 2000.

     2.   Implementation of a Degenerate Matched Filter Frequency Shift Keyed
(FSK) Receiver Using Degenerate DSP Techniques (Application Date: 10/15/99); Serial No. 60/159,684.

          The undersigned does further agree for itself and its successors and assigns to execute and deliver without further consideration any further applications, assignments and documents, and to perform such other acts as the undersigned lawfully may, that may be deemed necessary by the said Tollgrade Communications, Inc., its successors, assigns and nominees, fully to secure its interest as aforesaid and to obtain or maintain Letters Patent in any and all countries;

          And the undersigned hereby authorize and request the Commissioner of Patents to issue any and all Letters Patent which may be granted upon any of the said applications, to the said Tollgrade Communications, Inc., as the assignee of the entire interest therein.

          IN WITNESS WHEREOF, Acterna, LLC has caused this instrument to be executed on the day and year set forth below.

                                         ACTERNA, LLC
Dated:  February 13, 2003

                                         By:
                                             -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

STATE OF _________________ )
                           )        SS
COUNTY OF _______________  )

     On this _____ day of __________________, 2003, before me personally appeared the above named _______________________ personally known to me, and known by me to be the person described in and who executed the foregoing instrument on behalf of Acterna, LLC, and acknowledged that he/she executed the same on behalf of Acterna, LLC.


                                   _____________________________________
                                   Notary Public
                                   My Commission Expires:_______________

                          EXHIBIT E -- FORM OF SUBLEASE

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Agreement") is made and entered into as of this 13th day of February, 2003, by and between ACTERNA CORPORATION, a Delaware corporation ("Sublessor"), and TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation ("Sublessee").

                                   WITNESSETH:

     WHEREAS, Sublessor is the sub-lessee of that certain real property situated at 2501 63rd Avenue East, Bradenton, Florida 34203 (the "Premises"), more particularly described in that certain Lease Agreement dated as of August 23, 2000, by and between Superior Electronics Group, Inc. as Landlord ("Master Landlord") and Sublessor as Tenant (the "Master Lease"); and

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated February 13, 2003, by and between Sublessor and Sublessee (the "Purchase and Sale Agreement"), Sublessor has conveyed to Sublessee a portion of Sublessor's business, including certain operations and assets that are housed and located (respectively) throughout the Premises; and

     WHEREAS, pursuant to the Purchase and Sale Agreement, Sublessor desires to sublease a portion of the Premises to Sublessee, and Sublessee desires to sublease a portion of the Premises from Sublessor, as set forth herein, for a period of time following the consummation of the transaction contemplated by the Purchase and Sale Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublessor and Sublessee, intending to be legally bound hereby, agree as follows:

AGREEMENT:

     1.   SUBLET-PREMISES; ASSOCIATED RIGHTS.

     1.1 Sublessor hereby subleases to Sublessee those portions of the Premises that were used in the Business (as such term is defined in the Purchase and Sale Agreement) and/or housed the Acquired Assets (as such term is defined in the Purchase and Sale Agreement) as of the date of consummation of the Purchase and Sale Agreement (the "Sublet-Premises"), and Sublessee hereby subleases the Sublet-Premises from Sublessor, for the Term (as defined in SECTION 2 hereof), and upon all the terms and conditions set forth in this Agreement. Sublessor and Sublessee shall jointly use and occupy the Sublet-Premises during the Term. Sublessor and Sublessee shall reasonably cooperate with each other in such joint use and occupation of the Sublet-Premises, and neither of them shall interfere with the use or occupancy of the Sublet-Premises by the other.

     1.2 During the Term, Sublessee shall also have a non-exclusive right to use, for the conduct of the Business, and as Sublessee may require:

          (a) all of the common areas of the Premises, other areas of the Premises, access to which is necessary or convenient for the use by Sublessee of the Sublet-Premises, and such of the parking spaces serving the Premises that Sublessor has a right to use under the Master Lease;

          (b) all of the utilities, facilities and services serving the Sublet-Premises to which Sublessor has a right under the Master Lease or that Sublessor has installed in and/or maintains with respect to the Sublet-Premises, including, without limitation, telephone, facsimile, video and data lines and services, cable television, electrical current, hot and cold water, HVAC, restrooms, elevator service, security, janitorial services, building services and maintenance;

          (c) such telephones, facsimile machines, copiers, scanners, projectors, blackboards, kitchen equipage, computer equipment and servers and other office equipment as Sublessor maintains in the Premises;

          (d) premise voice systems, voice messaging systems, data (LAN and WAN) lines and access to the Internet, in each case available at the Premises;

          (e) data network access services via dialup and/or VPN;

          (f) access to and use of computer networks and systems, including, but not limited to, network file, print, e-mail services and systems or applications (including, but not limited to, customer support systems and enterprise resource planning systems) available at the Premises;

          (g) voice, data, server, desktop and other support for the systems and facilities provided to Sublessee hereunder;

          (h) access to local IT resource(s) as needed by Sublessee in connection with the transition of IT services from Sublessor to Sublessee; and

          (i) such other equipment, facilities and services of Sublessor used in or useful to the operation of the Business as Sublessee shall require during the Term.

     2.   TERM; TERMINATION.

          2.1 The initial term of this Agreement (the "Initial Term") shall commence on the date of this Agreement (the "Commencement Date"), and shall end at midnight on the seventy-fifth (75th) day following the Commencement Date, unless this Agreement is sooner terminated pursuant to any provision hereof. Upon the expiration of the Initial Term, Sublessee shall have the right to renew the term of this Agreement for an additional period, if any, (the "Renewal Term") equal to the amount of time Sublessor occupies the premises under the Master

Lease following the expiration of the Initial Term, such Renewal Term not to exceed thirty (30) days. During the Renewal Term, Sublessee shall pay to Sublessor rent at the applicable rate set forth in the Master Lease for the Sublet-Premises or the portion thereof being occupied by Sublessee during the Renewal Term. In the event that Sublessee exercises its Renewal Term option hereunder, Sublessor shall provide to Sublessee ten (10) days advance written notice of date Sublessor shall cease to occupy the premises under the Master Lease. The Initial Term and the Renewal Term, if any, shall be referred to collectively herein as the "Term". Sublessee shall vacate the Sublet-Premises at the end of the Term.

          2.2 Notwithstanding any other provision of this Agreement, Sublessee may at its sole discretion, but shall not be obligated to, terminate this Agreement at any time during the Term, effective upon such date as Sublessee may establish by written notice to Sublessor.

     3.   RENT AND SECURITY DEPOSIT.

     Sublessee's occupancy of the Sublet-Premises and enjoyment of other rights hereunder shall be free of rent, security deposit and fee for, during and with respect to the Term provided however that Sublessee shall be responsible for payment of its pro-rata share of the actual, reasonable costs and charges associated with the rights granted in 1.2(c) to 1.2(i) to extent such costs and charges are not included within the rent payable by Sublessor pursuant to the Master Lease. The Sublessor shall provide Sublessee with a calculation and itemization of such costs and charges, together with support evidence and Subleasee shall pay the undisputed amounts thereof within thirty (30) days after receipt of such materials.

     4.   USE; IMPROVEMENTS; BUILDING SERVICES AND REPAIRS.

          4.1 Sublessee shall use and occupy the Sublet-Premises only in the conduct of the Business and in accordance with the terms and conditions of the Master Lease, provided that a copy of the Master Lease is furnished Sublessee reasonably in advance of this Agreement.

          4.2 Sublessee accepts the Sublet-Premises in its condition existing as of the date of this Agreement. Sublessee acknowledges that Sublessor has made no representation or warranty as to the suitability of the Sublet-Premises for the conduct of the Business or for any other purpose. Sublessee shall be solely responsible for the installation of its own improvements, if any, in the Sublet-Premises after the Commencement Date; PROVIDED, however, that Sublessee shall conform to the obligations, if any, of the Master Lease pertaining thereto.

     5.   MASTER LEASE.

          5.1 This Agreement is and shall be at all times subject and subordinate to the Master Lease and all matters to which the Master Lease is or shall become subordinate.

          5.2 Sublessor represents, warrants and covenants that (a) the Master Lease is in full force and effect on the date first set forth above; (b) no default exists on the part of any party to the Master Lease and no conditions exist which, with notice or the passage of time, would constitute a default thereof; (c) the unexpired portion of the term of the Master Lease is not less than the Initial Term hereof; and (d) Sublessor shall perform all of its obligations under and shall act in all ways necessary to maintain the Master Lease in full force and effect throughout the Initial Term.

          5.3 Sublessee shall indemnify, defend and hold Sublessor free and harmless of and from all liability, judgments, costs, damages, fines, penalties, claims or demands, including, but not limited to, reasonable attorneys' fees and disbursements, arising out of (a) Sublessee's breach of this Agreement; or (b) Sublessee's negligence or willful misconduct.

          5.4 Sublessor shall indemnify, defend and hold Sublessee free and harmless of and from all liability, judgments, costs, damages, fines, penalties, claims or demands, including, but not limited to, reasonable attorneys' fees and disbursements, arising out of (a) Sublessor's breach of this Agreement; or (b) Sublessor's negligence or willful misconduct.

     6.   NO ENCUMBRANCES; NO ASSIGNMENT OR SUBLEASE OF SUBLET-PREMISES.

          Sublessee and Sublessor, for themselves, their successors, legal representatives and assigns, expressly covenant that they shall not assign, transfer, mortgage or otherwise encumber this Agreement. Sublessee shall not further sublet the Sublet-Premises or permit any part thereof to be occupied by any third party. Any action of Sublessee or Sublessor in contravention of this
SECTION 6 shall be null and void.

     7.   NOTICES.

          7.1 All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     IF TO SUBLESSEE:                              WITH A COPY TO:
     ----------------                              ---------------
     Tollgrade  Communications, Inc.              Babst, Calland, Clements and Zomnir, P.C.
     493 Nixon  Road                              Two Gateway Center, 7th Floor
     Cheswick,  PA 15024                          Pittsburgh, PA 15222
     Facsimile: (412) 820-1539                    Facsimile:  (412) 394-6576
     Attention: Sara M. Antol, Esq.               Attention:  Christian A. Farmakis, Esq.

     IF TO SUBLESSOR:                              WITH A COPY TO:
     ----------------                              ---------------
     Acterna Corporation                           Akin Gump Strauss Hauer & Feld, LLP
     12410 Milestone Center Drive                  1676 International Dr., Penthouse
     Germantown, MD 20876                          McLean, VA 22102
     Facsimile:                                    Facsimile: (703) 891-7501
     Attention:                                    Attention: Eric W. Cowan, Esq.


     8.   LAWS AND JURISDICTION.

          This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed wholly within the State of Florida.

     9.   ENTIRE AGREEMENT.

          This Agreement and the collateral agreements executed in connection with the consummation of the Purchase and Sale Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior agreements, written or oral, with respect thereto. This Agreement may not be modified, changed, amended or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party(ies) against which such action is charged. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     10.  WAIVER.

          No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any proceeding or succeeding breach thereof, or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts contained herein.

     11.  BROKERS.

          Sublessor and Sublessee each warrant that they have no dealings with any broker or agent in connection with this Agreement, and Sublessor and Sublessee each covenant to hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to either's dealings in connection with this Agreement or negotiation thereof.

     12.  FURTHER AGREEMENT.

          Sublessor and Sublessee each agree to do such further acts, deeds and things, and execute and deliver such additional agreements and instruments, as the other may reasonably require to consummate, evidence or confirm the transaction(s) contemplated hereby or contained herein in the manner contemplated by this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

ATTEST:                                     SUBLESSOR:

                                            ACTERNA CORPORATION



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________


ATTEST:                                     SUBLESSEE:

                                            TOLLGRADE COMMUNICATIONS, INC.



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________

                      EXHIBIT F -- FORM OF ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of this 13th day of February, 2003, by and among ACTERNA, LLC, a Delaware limited liability company ("Seller"), TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation ("Buyer"), and ALLFIRST TRUST COMPANY NATIONAL ASSOCIATION, a national association with trust powers ("Escrow Agent"). Capitalized words, terms and phrases used but not otherwise defined herein shall have the meanings ascribed to such words, terms and phrases in the Purchase and Sale Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated February 13, 2003, by and between Seller and Buyer (the "Purchase and Sale Agreement"), Buyer has agreed to purchase from Seller certain assets from and to assume certain liabilities of Seller; and

     WHEREAS, it is a condition to the consummation of the Purchase and Sale Agreement that Buyer, Seller and Escrow Agent execute and deliver this Agreement; and

     WHEREAS, Buyer and Seller desire Escrow Agent to perform certain services as required pursuant to the consummation of transactions contemplated by the Purchase and Sale Agreement, and Escrow Agent desires to perform such services, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   AGREEMENT:

     SECTION 1. ESTABLISHMENT OF ESCROW. (a) Buyer is depositing with Escrow Agent Five Hundred Thousand U.S. Dollars ($500,000) (such amount, as may be increased by any earnings thereon and as reduced by any disbursements pursuant to the terms hereof, is hereinafter referred to as the "Escrow Fund") as part of the Purchase Price under the Purchase and Sale Agreement. Escrow Agent acknowledges receipt of the Escrow Fund. The Escrow Fund shall be used, (i) for the payment of any amounts as to which the Buyer Indemnified Parties (as defined in Section 6.2 of the Purchase and Sale Agreement) are entitled to indemnification by Seller upon compliance with the procedures for indemnification set forth in Section 6.3 through Section 6.5 of the Purchase and Sale Agreement and subject to the limitations on indemnity set forth in Section 6.6; and (ii) to undertake Purchase Price adjustments described in Section 1.3(a) of the Purchase and Sale Agreement and in accordance with the procedures set forth therein (collectively, the "Obligations").

          (b) Escrow Agent hereby agrees to act as the escrow agent under this Agreement and to hold, safeguard and disburse the Escrow Fund on the terms and subject to the conditions herein contained. The Escrow Fund and all earnings thereon shall be held by Escrow Agent in a separate account maintained for the foregoing purpose, on the terms and subject to the conditions of this Agreement. Amounts held in the Escrow Fund shall not be available to, and shall not be used by, Escrow Agent to set off any obligations of any of the parties owing to Escrow Agent in any capacity, except as expressly provided in this Agreement.

     SECTION 2. INVESTMENT OF FUNDS. Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund initially shall be placed in a non-interest-bearing account or accounts and shall thereafter be invested in ARK Money Market Funds, Corporate Class II, Prime Cash Management Portfolio, until disbursement of the entire Escrow Fund.

     SECTION 3. CLAIMS AGAINST THE ESCROW FUND. Upon compliance with the terms of this Agreement, including, but not limited to, the conditions set forth in SECTION 1(a)(I) hereof (and the procedures for indemnification set forth in Section 6.3 through Section 6.5 of the Purchase and Sale Agreement) and SECTION 1(a)(II) hereof (and the procedures for adjustments of the Purchase Price pursuant to Section 1.3(a) of the Purchase and Sale Agreement), as applicable, Buyer shall deliver the Certificate of Instruction (as defined below) to Escrow Agent, and Escrow Agent shall disburse to Buyer amounts from the Escrow Fund (to the extent thereof) equal to any or all of the unpaid Obligations in accordance with the procedures set forth below. Subject to the remainder of this SECTION 3, if, on or before the Release Date (as defined in SECTION 4(a) hereof), a Buyer Indemnified Party shall have, or reasonably believe it will have, a claim against the Escrow Fund which such claim relates to an indemnifiable event or adjustment of the Purchase Price pursuant to the Purchase and Sale Agreement, the Buyer Indemnified Party shall notify the Escrow Agent and the Seller of its request for such payment by delivery of a certificate signed by an officer of the Buyer in substantially the form of EXHIBIT A attached hereto (the "CERTIFICATE OF INSTRUCTION"). For a period of three (3) business days after the Escrow Agent's and Seller's receipt of the Certificate of Instruction, the Seller shall have the opportunity to object to the disbursement of the amounts from the Escrow Fund by delivery to Escrow Agent and the Buyer Indemnified Parties of a certificate signed by an officer of Seller in substantially the form of EXHIBIT B attached hereto (the "CERTIFICATE OF OBJECTION"), certifying to the Escrow Agent and Buyer Indemnified Parties, within such three (3) day period, that full and complete curative action (such curative action to include, but not be limited to, payment of money by Seller) has been taken with respect to the matter giving rise to the claim against the Escrow Fund, and upon receipt of the Certificate of Objection, the Escrow Agent shall not disburse any portion of the Escrow Fund to the Buyer Indemnified Party. If such full and complete curative action is not complete within the three (3) day period, then Buyer shall so notify Escrow Agent and Seller by delivery of a certificate signed by an officer of Buyer in substantially the form of EXHIBIT C attached hereto (the "CERTIFICATE OF FURTHER INSTRUCTION"), and upon receipt of the Certificate of Further Instruction, the Escrow Agent shall promptly disburse to the Buyer Indemnified Party the amount(s) specified in the Certificate of Instruction.

     SECTION 4. RELEASE OF ESCROW FUND; TERMINATION OF ESCROW. (a) Subject to the provisions of SECTION 4(b) hereof, on May 13, 2004 (or, if such day is not a business day, the next succeeding business day) (the "Release Date"), Escrow Agent shall pay and distribute any and all funds remaining in the Escrow Fund to Seller.

          (b) The amounts referred to in SECTION 4(A) above shall be paid unless (i) any Indemnity Claims by a Buyer Indemnified Party are then pending, in which case an amount equal to the aggregate dollar amount of such claims (as shown in the notice(s) of such claims) shall be retained by Escrow Agent in the Escrow Fund; or (ii) Buyer has given notice to Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim that Buyer or Buyer Indemnified Parties may have pursuant to the Purchase and Sale Agreement with respect to which Buyer is unable to specify the amount of damages, in which case the entire Escrow Fund shall be retained by Escrow Agent until Buyer is able to ascertain such damages with reasonable specificity, and when Buyer ascertains such damages, Buyer shall so notify Seller and Escrow Agent in writing.

     SECTION 5. DUTIES OF ESCROW AGENT. (a) Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Agreement.

          (b) Escrow Agent shall not be liable hereunder, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall indemnify and hold harmless Escrow Agent (and any successor to Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

          (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

          (d) Escrow Agent may act pursuant to the advice of legal counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          (e) Escrow Agent does not have any interest in the Escrow Fund but is serving only as escrow holder and only having possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. Buyer and Seller shall provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification.

          (f) Escrow Agent (and any successor to Escrow Agent) may at any time resign as the escrow agent under this Agreement by delivering the Escrow Fund to any successor to Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent shall take effect on the appointment of a successor to Escrow Agent (including a court of competent jurisdiction).

          (g) In the event of any disagreement between Seller and Buyer resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which events Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by legal counsel for the presenting party, reasonably satisfactory to Escrow Agent, to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

          (h) Seller and Buyer shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in such amounts as are usually and customarily charged by Escrow Agent, and hereby agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in the performance of its duties hereunder (including reasonable fees, expenses and disbursements of its legal counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer.

          (i) No printed or other matter in any language (including, without limitation, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

          (j) The provisions of SECTIONS 5(b) and (e) hereof shall survive the expiration or earlier termination of this Agreement or the resignation or replacement of Escrow Agent.

     SECTION 6. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

     SECTION 7. OWNERSHIP FOR TAX PURPOSES. For purposes of federal and other taxes based on income, Seller and Buyer shall be treated as each having an undivided one-half (1/2) interest in the Escrow Fund. Seller and Buyer shall report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in the foregoing proportions, in the taxable year or years in which such income is properly includible and shall pay any taxes attributable thereto.

     SECTION 8. TERMINATION. This Agreement shall terminate on the later to occur of the Release Date or the date all of the Escrow Funds are disbursed in accordance with the terms of this Agreement, unless earlier terminated by the written consent of the parties to this Agreement.

     SECTION 9. NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) one (1) business day following transmission by telecopier (with written confirmation of receipt), provided that a copy is also mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and/or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     IF TO BUYER:                                                WITH A COPY TO:
     ------------                                                ---------------
     Tollgrade  Communications, Inc.                            Babst, Calland, Clements and Zomnir, P.C.
     493 Nixon  Road                                            Two Gateway Center, 7th Floor
     Cheswick,  PA 15024                                        Pittsburgh, PA 15222
     Facsimile: (412) 820-1539                                  Facsimile:  (412) 394-6576
     Attention: Sara M. Antol, Esq.                             Attention:  Christian A. Farmakis, Esq.

     IF TO SELLER:                                               WITH A COPY TO:
     -------------                                               ---------------

     Acterna, LLC                                                Akin Gump Strauss Hauer & Feld, LLP
     12410 Milestone Center Drive                                1676 International Dr., Penthouse
     Germantown, MD 20876                                        McLean, VA 22102
     Facsimile:                                                  Facsimile:  (703) 891-7501
     Attention:                                                  Attention:  Eric W. Cowan, Esq.

     IF TO ESCROW AGENT:

     Allfirst Trust Company National Association
     25 S. Charles St.
     16th Floor
     Baltimore, MD 21201
     Facsimile:  (410) 244-4236
     Attention:  Sharon Surguy


     SECTION 10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same instrument.

     SECTION 11. SECTION HEADINGS. The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation.

     SECTION 12. WAIVER. The rights and remedies of the parties hereto are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     SECTION 13. EXCLUSIVE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.

     SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.











                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

ATTEST:                                     SELLER:

                                            ACTERNA, LLC



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________

ATTEST:                                     BUYER:

                                            TOLLGRADE COMMUNICATIONS, INC.



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________

ATTEST:                                     ESCROW AGENT:

                                            ALLFIRST TRUST COMPANY,
                                            NATIONAL ASSOCIATION



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________

                                    EXHIBIT A

                           CERTIFICATE OF INSTRUCTION

                                       TO

                   ALLFIRST TRUST COMPANY NATIONAL ASSOCIATION
                                 AS ESCROW AGENT

     The undersigned, Tollgrade Communications, Inc., a Pennsylvania corporation ("Buyer"), pursuant to Section 3 of that certain Escrow Agreement dated as of February 13, 2003, by and among Acterna, LLC, a Delaware limited liability company ("Seller"), Buyer, and Allfirst Trust Company National Association, a national association with trust powers ("Escrow Agent") (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) Buyer has sent to Seller a written notification, a copy of which is attached hereto, of a claim for payment pursuant to that certain Purchase and Sale Agreement dated February 13, 2003, by and between Seller and Buyer (the "Purchase and Sale Agreement"), (ii) [the amount of $_____________________] [an amount in excess of the balance of the Escrow Fund] is payable to Buyer by Seller pursuant to Seller's obligations under the Purchase and Sale Agreement, and (iii) Buyer has sent a copy of this Certificate of Instruction to the Seller; and

     (b) instructs Escrow Agent to [make such payment] [pay the balance of the Escrow Fund] to Buyer from the Escrow Fund by a wire transfer of immediately available funds to Buyer's account at _________________________ (Account No. _________________), within two (2) business days following the date of this certificate.

WIRE INSTRUCTIONS:
-----------------

ABA #:
ACCT.:
ACCT Name:
REF:
ATTN:

                                            TOLLGRADE COMMUNICATIONS, INC.



Date:    ____________________________       By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                    EXHIBIT B

                            CERTIFICATE OF OBJECTION

                                       TO

                   ALLFIRST TRUST COMPANY NATIONAL ASSOCIATION
                                 AS ESCROW AGENT

     The undersigned, Acterna, LLC, a Delaware limited liability company ("Seller"), pursuant to Section 3 of that certain Escrow Agreement dated as of February 13, 2003, by and among Seller, Tollgrade Communications, Inc., a Pennsylvania corporation ("Buyer"), and Allfirst Trust Company National Association, a national association with trust powers ("Escrow Agent") (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

          (a) certifies that full and complete curative action has been taken with respect to the matter giving rise to the claim against the Escrow Fund that is specified in that certain Certificate of Instruction from Buyer to Escrow Agent dated ________________, 200__; and

          (b) accordingly objects to disbursement of funds from the Escrow Fund by Escrow Agent as claimed in such Certificate of Instruction.

                                            ACTERNA, LLC



Date:    ____________________________       By:      ___________________________
                                            Name:    ___________________________
                                            Title:   ___________________________

                                    EXHIBIT C

                       CERTIFICATE OF FURTHER INSTRUCTION

                                       TO

                   ALLFIRST TRUST COMPANY NATIONAL ASSOCIATION
                                 AS ESCROW AGENT

     The undersigned, Tollgrade Communications, Inc., a Pennsylvania corporation ("Buyer"), pursuant to Section 3 of that certain Escrow Agreement dated as of February 13, 2003, by and among Acterna, LLC, a Delaware limited liability company ("Seller"), Buyer, and Allfirst Trust Company National Association, a national association with trust powers ("Escrow Agent") (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

     (a) notifies Escrow Agent that full and complete curative action has not been taken by Seller with respect to the matter giving rise to the claim against the Escrow Fund that is specified in that certain Certificate of Instruction from Buyer to Escrow Agent dated ________________, 200__; and

     (b) instructs Escrow Agent to make the payment to Buyer from the Escrow Fund that is specified in such Certificate of Instruction, within two (2) business days following the date of this certificate.

                                           TOLLGRADE COMMUNICATIONS, INC.



Date:    ____________________________      By:      ____________________________
                                           Name:    ____________________________
                                           Title:   ____________________________

            EXHIBIT G -- FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement) is made and entered into as of this 13th day of February, 2003, by and between ACTERNA, LLC, a Delaware limited liability company ("Acterna"), and TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation ("Tollgrade").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated February 13th, 2003, by and between Sublessor and Sublessee (the "Purchase and Sale Agreement"), Tollgrade has agreed to purchase from Acterna the Acquired Assets (as such term is defined in the Purchase and Sale Agreement) and to assume certain liabilities of Acterna. Capitalized words, terms and phrases used but not otherwise defined herein shall have the meanings ascribed to such words, terms and phrases in the Purchase and Sale Agreement.

     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase and Sale Agreement, Acterna has agreed to assign to Tollgrade, and Tollgrade has agreed to assume from Acterna, all of Acterna's right, title and interest in and to the Assigned Contracts, all other intangible components of the Acquired Assets, and the Assumed Liabilities (the "Assigned Rights and Assumed Liabilities").

     NOW, THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tollgrade and Acterna, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT:

     SECTION 1. ASSIGNMENT. Acterna hereby sells, assigns, transfers and conveys absolutely to Tollgrade, its successors and assigns, all of Acterna's right, title and interest in, to and under the Assigned Rights and Assumed Liabilities, together with all rights, benefits and privileges of Acterna thereunder and all revenues and profits arising therefrom, subject to the covenants, conditions, agreements, terms, obligations, restrictions and other provisions set forth herein and in the Purchase and Sale Agreement.

     SECTION 2. ASSUMPTION. Tollgrade hereby purchases such right, title and interest and accepts such assignment, transfer and conveyance and assumes and agrees to perform, discharge and comply with all of Acterna's obligations under the Assigned Rights and Assumed Liabilities from and after the date hereof.

     SECTION 3. AMENDMENT. This Agreement may not be amended, modified or supplemented, nor may any provisions hereof be waived, except by a written instrument signed by each of the parties hereto.

     SECTION 4. SUCCESSORS AND ASSIGNS. The covenants and agreements set forth herein shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

     SECTION 5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which shall be an original when so executed and delivered, but all of which counterparts together shall constitute one and the same instrument.

     SECTION 7. FURTHER ASSURANCES. Acterna and Tollgrade shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     SECTION 8. ENTIRE AGREEMENT. This Agreement and the collateral agreements executed in connection with the consummation of the Purchase and Sale Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior agreements, written or oral, with respect thereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the day and year first set forth above.

ATTEST:                                     ACTERNA, LLC



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________



ATTEST:                                     TOLLGRADE COMMUNICATIONS, INC.



By:      ____________________________       By:      ___________________________
Name:    ____________________________       Name:    ___________________________
                                            Title:   ___________________________

                 EXHIBIT H -- FORM OF INTEROPERABILITY AGREEMENT

     THIS INTEROPERABILITY AGREEMENT (this "Agreement") is made and entered into as of this 13th day of February, 2003 by and between TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation with its principal place of business at 493 Nixon Road, Cheswick, Pennsylvania 15024 ("Tollgrade"), and ACTERNA, LLC, a Delaware limited liability company having its principal office at 12410 Milestone Center Drive, Germantown, Maryland 20876 ("Company") (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated of even date herewith (the "Purchase and Sale Agreement"), Tollgrade acquired from the Company certain assets relating to status and performance monitoring system products previously sold by the Company to the cable industry under the product family name of "NetMentor" (the "Tollgrade Products");

     WHEREAS, Company continues to own, manufacture and sell certain products relating to return path monitoring systems for the cable industry with the product family name of "Phasor" and "PathTrak" (the "Company Products"); and

     WHEREAS, Company and Tollgrade have determined that it would be mutually beneficial to develop, test and continue to maintain interoperability between the Tollgrade Products and the Company Products.

     NOW, THEREFORE, in consideration of the mutual covenants contained and referenced herein, the Parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                                      SCOPE
                                      -----

     SECTION 1.1 OBLIGATION. Subject to the terms of this Agreement and during the Term hereof (as that term is defined in SECTION 6.1 hereof), (a) Tollgrade shall take all actions necessary and appropriate to maintain, develop, produce, market, sell and support Tollgrade Products (as modified, changed, released or enhanced from time to time) that are interoperable with the Company Products; and (b) the Company shall take all actions necessary and appropriate to maintain, develop, produce, market, sell and support the Company Products (as modified, changed, released or enhanced from time to time) that are interoperable with the Tollgrade Products. The Parties acknowledge and agree that in order to accomplish the above obligations, it may be necessary for each Party to undertake certain development activities on their respective products. At all times, all such development activities shall be performed at each Party's sole cost and expense; PROVIDED, HOWEVER, in no event shall each Party be required to expend more than Fifty Thousand U.S. Dollars ($50,000) annually (the "Cap") in furtherance of such development activities. Notwithstanding the foregoing, the Parties may agree, on a case by case basis, to expend amounts in excess of the Cap during a particular year.

     SECTION 1.2 LICENSE. Subject to the terms of this Agreement and during the Term hereof, each of Tollgrade and Company hereby grant to the other a limited, non-exclusive right and license to use each other's Licensed Know-How (as that term is defined below) solely for the purpose of maintaining, developing, producing, marketing, selling and supporting a version or versions of the Tollgrade Products and the Company Products that shall be interoperable with each other. As used in this Agreement, "Licensed Know-How" shall mean all technical information, interface components, intellectual property (as described in SECTION 5.4 hereof), hardware, software, firmware, discoveries, inventions, copyrights, trade methods, technology, designs, plans, drawings, business secrets, samples, schematics, blueprints, formulations, test instructions and processes relating thereto that each Party may make available to the other from time to time.

     SECTION 1.3 DESIGN AND DEVELOPMENT; MILESTONES; LOANED MATERIALS. In order for the Tollgrade Products and the Company Products to continue to be interoperable with each other, each Party shall, at its sole cost and expense and during the Term: (a) establish test beds in the facilities of the other Party for the purposes of maintaining, developing and testing interoperability between the Tollgrade Products and the Company Products; (b) deliver to the other Party and install at its facilities such equipment, hardware, software and documentation (including, but not limited to, prototypes of the Tollgrade Products and the Company Products and production models) as may be necessary to achieve and maintain interoperability between the Tollgrade Products and the Company Products; (c) promptly provide further releases of and upgrades, updates and enhancements to same; and (d) provide the receiving Party such technical support as is reasonably necessary to complete the design and development of mutually agreed upon features and functions, and testing, implementation, support and maintenance of interoperability. All such equipment, hardware, software and documentation, including all further releases, upgrades, updates and enhancements to same, shall be deemed loaned for the duration of this Agreement, and shall be referred to herein as the "Loaned Materials". Each Party may use the Loaned Materials of the other for purposes of design and development of mutually agreed upon features and functions, and testing, implementation, support and maintenance of interoperability. Notwithstanding the foregoing, the Parties specifically acknowledge and agree that the Loaned Materials shall not include source code, protocols or proprietary logic.

     SECTION 1.4 TREATMENT AND MAINTENANCE OF LOANED MATERIALS. For so long as each Party has the right to retain Loaned Materials in accordance with this Agreement, the originating Party shall provide, at its sole cost and expense, all standard maintenance and support services relating thereto. For so long as each Party retains the Loaned Materials in accordance with this Agreement, the retaining Party shall: (a) not remove the Loaned Materials or any components thereof from the facility at which they have been installed without the prior written consent of the originating Party; (b) not demonstrate or make the Loaned Materials available to any third party whatsoever without the prior written consent of the originating Party; (c) maintain the Loaned Materials in the same condition as when received, reasonable wear and tear excepted; (d) not sell, assign, sublicense, pledge, or otherwise dispose of, or encumber or suffer a lien or encumbrance upon or against any interest in any Loaned Materials or components thereof; (e) not incorporate the Loaned Materials into any product of either Party other than the Tollgrade

Products and the Company Products; and (f) not reverse engineer, disassemble, or otherwise copy or make derivative use of the Loaned Materials.

     SECTION 1.5 MAINTENANCE OF INTEROPERABILITY. The Parties shall negotiate a process for maintaining the interoperability of the Tollgrade Products and the Company Products for the Term of this Agreement, including, without limitation,
(a) communicating changes to the product specifications of products which are required to be interoperable hereunder in advance of general release, agreeing upon product changes, and providing further releases, upgrades, updates and enhancements for evaluation prior to releasing changes to the marketplace; (b) maintaining the role of the Project Managers (as that term is defined in SECTION
2.1 hereof) for on-going communications of product changes that could impact interoperability; and (c) conducting an annual interoperability review.

     SECTION 1.6 NO OBLIGATION TO PURCHASE OR SELL PRODUCTS. This Agreement shall not bind or obligate either Party to purchase any products from or sell any products to the other Party.

     SECTION 1.7 NO LIMITATION ON INTEROPERABILITY WITH THIRD PARTY PRODUCTS. Except for the interoperability contemplated hereunder, this Agreement shall not be construed to limit the right of either Party to market or offer interoperability to or with products of third parties.

     SECTION 1.8 SALES OF TOLLGRADE'S RETURN PATH SWITCH. During the Term of this Agreement, Tollgrade shall sell to the Company Tollgrade's Return Path Switch product ("RPS") on terms and prices equal to the terms and prices upon which Tollgrade sells the RPS to its best customer.

     SECTION 1.9 USE OF SOFTWARE. Company shall make available to Tollgrade at all reasonable times during the Term of this Agreement, the Software listed on EXHIBIT A attached hereto and made a part hereof (the "Software"), as such software resides on the computer equipment of the Company. The Company and Tollgrade acknowledge and agree that (a) the Company shall not be deemed to be in default hereunder if the terms of a license agreement relating to the Software forbids the Company from making available to Tollgrade such Software; and (b) Tollgrade shall not be in default hereunder if it is prevented from fulfilling its obligations pursuant to this Agreement if such Software is unavailable for use by Tollgrade, it being understood and agreed that, in each of the above-described cases, no release of software source code shall occur pursuant to ARTICLE 7 hereof.

                                    ARTICLE 2
                                PROJECT MANAGERS
                                ----------------

     SECTION 2.1 DESIGNATION OF PROJECT MANAGERS. The Parties hereby appoint the following individuals to act as project managers ("Project Managers") for the undertakings contemplated by this Agreement, and to manage the overall relationship between the Parties pursuant to this Agreement:

                  For Tollgrade:            Jim Price
                                            Telephone:        (412) 820-1485
                                    (Address as set forth in SECTION 7.1 hereof)

                  For Company:              Michael Wright
                                            Telephone:        (317) 788-9351
                                    (Address as set forth in SECTION 7.1 hereof)


     SECTION 2.2 CHANGING PROJECT MANAGERS. Each Party in its sole discretion may change its Project Manager by providing written notice to the other Party in accordance with the provisions of ARTICLE 8 hereof.

                                    ARTICLE 3
                               COSTS AND EXPENSES
                               ------------------

     SECTION 3.1 RESPECTIVE RESPONSIBILITY. Subject to the Cap, each Party shall be solely responsible for the costs and expenses associated with the development work required of that Party, and shall pay its own costs and expenses related to travel, accommodations, meals, and all other costs incurred pursuant to its performance of this Agreement.

                                    ARTICLE 4
                           RELATIONSHIP OF THE PARTIES
                           ---------------------------

     SECTION 4.1 INDEPENDENT CONTRACTORS. The relationship of the Parties shall be as independent contractors, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the Parties. Neither Party, nor their respective employees or agents, shall be eligible for or entitled to any benefits, perquisites or privileges given or extended to the employees of the other Party. Without limitation of the foregoing, the Parties acknowledge and agree that neither Party or its respective employees or agents: (a) is or shall hold itself forth as a sales agent for, or representative of, the other Party; or (b) shall accept purchase orders from third parties for the products of the other Party (including, but not limited to, the Tollgrade Products and the Company Products) or otherwise make representations or commitments on behalf of the other Party.

                                    ARTICLE 5
                 CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY

     SECTION 5.1 TREATMENT OF CONFIDENTIAL INFORMATION. Each of Tollgrade and Company agree to hold the other's ideas, inventions, proprietary information, trade secrets, know-how and confidential business information, including, without limitation, the Tollgrade Licensed Know-How, the Company Licensed Know-How, the Loaned Materials, and any other information provided to each other relating to the Tollgrade Products or the Company Products (the "Confidential Information") in confidence, and each Party shall not use or disclose such Confidential Information to any third party whatsoever (including, without limitation, any parent, subsidiary, affiliate or successor, or any other party related directly or indirectly to said Party), except as provided in this Agreement. The Parties shall use their best efforts to have all Confidential Information in writing and suitably identified as confidential or proprietary.

     SECTION 5.2   EXCEPTIONS. Not included within the restrictions set forth in
SECTION 5.1 hereof shall be information: (a) published or otherwise made available to the public other than by a breach of this Agreement; (b) rightfully received from an independent third party (i.e., not including any parent, subsidiary, affiliate or successor, or any other party related directly or indirectly to said receiving Party) without restrictions on disclosures; (c) approved in writing for release by the originating Party; (d) furnished to a third party by the disclosing Party without a similar restriction on the third party's right to publish or disseminate; or (e) disclosed pursuant to a valid court order, PROVIDED that the originating Party receives timely prior written notification of such court order and is afforded a reasonable opportunity to stop such disclosure or obtain a protective order pertaining thereto.

     SECTION 5.3 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement, the receiving Party shall turn over to the originating Party all originals and copies of all plans, specifications, drawings, documents, and other writings and recorded materials of every kind (including, without limitation, any materials stored in electronic media) embodying the originating Party's Confidential Information; and shall not thereafter reassemble or disclose any Confidential Information from memory.

     SECTION 5.4 RETENTION OF RIGHTS IN INTELLECTUAL PROPERTY. Except for the license specifically described in ARTICLE 1 hereof, (a) the Parties shall each retain all right, title and interest in, to and under their respective intellectual property rights, including but not limited to, all technical information, interface components, intellectual property (including any existing patents owned by or licensed to either Party which that Party has a right to license, and any patents granted pursuant to applications now pending, including any and all reissues and patent applications to be filed in the United States or other countries), hardware, software, firmware, discoveries, inventions, copyrights, trade secrets, trade methods, technology, designs, plans, drawings, business secrets, samples, schematics, blueprints, formulations, test instructions and processes, including but not limited to Confidential Information; and (b) no rights therein shall be transferred or conferred by this Agreement or any action contemplated herein. Each Party may freely use, enjoy, license, dispose of, or otherwise exploit any of its respective rights, titles and interests in, to and under its own intellectual property, including but not limited to Confidential Information, in its sole discretion.

     SECTION 5.5 JOINT DEVELOPMENTS. Ownership of intellectual property resulting from any joint development related uniquely to the Tollgrade Products or the Tollgrade Licensed Know-How shall belong to Tollgrade, and ownership of intellectual property resulting from any joint development related uniquely to the Company Products or the Company Licensed Know-How shall belong to Company. Intellectual property resulting from joint development that does not result uniquely from either Party's product, the Tollgrade Licensed Know-How or the Company Licensed Know-How shall be jointly owned by both Parties, and the Parties shall negotiate in good faith a joint development and ownership agreement with respect thereto.

     SECTION 5.6 INJUNCTIVE RELIEF. The Parties acknowledge and agree that a remedy of damages may be inadequate to protect the interests of the Parties in their respective Confidential Information in the event of breach or threatened breach of this ARTICLE 5. Accordingly, each Party acknowledges the availability and propriety of injunctive or other equitable relief to either Party with respect to any Confidential Information disclosed hereunder, in addition to any other remedy at law that may be available to the disclosing Party. The prevailing Party in any action or proceeding to interpret or enforce the rights and duties set forth in this ARTICLE 5 shall be entitled to recover that Party's actual attorneys' fees and expenses and all other costs and expenses incurred in connection with such action or proceeding and the enforcement of any judgment or order obtained.

     SECTION 5.7 SURVIVAL OF OBLIGATIONS. The protections and restrictions of this ARTICLE 5 pertaining to use, disclosure or non-disclosure of Confidential Information shall survive the expiration or termination of this Agreement.

                                    ARTICLE 6
                                TERM; TERMINATION

     SECTION 6.1 TERM. Unless earlier terminated as provided in SECTION 6.2, the term of this Agreement shall commence as of the date first set forth above and shall continue for a period of two (2) years, unless the Parties mutually agree in writing to extend such period (the "Term").

     SECTION 6.2 TERMINATION. In the event that either Party fails to perform or observe any term, obligation, covenant, provision or condition of this Agreement, then, upon reasonable notice and an opportunity to cure, the non-breaching Party shall have the right to immediately terminate this Agreement; PROVIDED, HOWEVER, that this SECTION 6.2 shall not affect the immediate availability of the injunctive or other equitable relief set forth in
SECTION 5.6 hereof in the event of breach or threatened breach of the provisions of ARTICLE 5 hereof. Without limitation of the foregoing, either Party shall also have the right to terminate this Agreement immediately upon the occurrence of (a) a breach by either Party of the non-disclosure obligations hereunder and
(b) a default by the other Party under the Purchase and Sale Agreement beyond any notice and cure periods applicable thereto. In addition to the rights set forth in this SECTION 6.2 the Parties, upon a breach of this Agreement, may exercise any rights and remedies available at law or in equity.

     SECTION 6.3 RETURN OF LOANED MATERIALS. Following the expiration or termination of this Agreement, in addition to the obligations set forth in
ARTICLE 5 hereof regarding return of Confidential Information, each Party shall promptly return to the originating Party all of its Loaned Materials, including all copies thereof in whatever form held, at the originating Party's expense.

     SECTION 6.4. SURVIVAL OF LICENSES WITH RESPECT TO EXISTING PRODUCTS. Notwithstanding the expiration or termination of this Agreement, the licenses granted pursuant to SECTION 1.2 hereof, shall continue in force and effect with respect to any such interoperable units of the Tollgrade Products and the Company Products developed, produced, marketed and sold during the Term of this Agreement.

                                    ARTICLE 7
                               ESCROW ARRANGEMENT
                               ------------------

     SECTION 7.1   DEPOSIT IN ESCROW. The Parties acknowledge and agree that:
(a) the Tollgrade Products contain software including, without limitation, certain interface software necessary to make them interoperable with the Company Products ("Tollgrade Software"); and (b) the Company Products contain software including, without limitation, certain interface software necessary to make them interoperable with the Tollgrade Products ("Company Software"). Within ten (10) days following the execution of this Agreement and every six (6) months thereafter, Tollgrade and Company shall each deposit with DSI Technology Escrow Services (the "Escrow Agent") the source code for the Tollgrade Software and the Company Software, and all relevant commentary, explanation and other documentation, as well as instructions to compile the source code, plus all revisions to the source code encompassing all corrections, changes, modifications and enhancements made to the Tollgrade Software and the Company Software by Tollgrade and Company respectively (the "Escrow Material"). The Parties acknowledge and agree that the Escrow Agent may require a separate escrow agreement to be executed by the Parties. If such is the case, the escrow agreement shall be mutually acceptable to the Parties; provided, however, that such escrow agreement shall contain the same provisions as those set forth in this ARTICLE 7.

     SECTION 7.2 TERM OF ESCROW. The Escrow Material shall remain in escrow during the entire Term of this Agreement, and at the end of the Term, the Escrow Material will be released to the applicable Party.

     SECTION 7.3 ESCROW RELEASE DEFAULT. An escrow release event ("Escrow Release Event") shall be deemed to have occurred under this Article 7 upon the occurrence of any of the following:

          (a) a termination pursuant to Section 6.2(a) of this Agreement; or

          (b) if (i) either Party has filed a voluntary or involuntary proceeding in bankruptcy in which the subject Party is the named debtor; an assignment by either Party for the benefit of its creditors; the appointment of a receiver for either Party; or any other proceeding involving insolvency or the protection of or from creditors (an "Insolvency Event"); and (ii) in each such case, (A) such Insolvency Event causes a Party to commit a material breach of a material provision under this Agreement, and (B) such breach cannot be cured within 45 days; or

          (c) if either Party has ceased its on-going business operations, or the sale, licensing, maintenance or other support of the Tollgrade Products or the Company Products; or

          (d) if either Party refuses to provide written confirmation of its intent to perform, upon written request from the other Party.

     Upon the occurrence of an Escrow Release Event, the non-breaching Party shall give written notice by certified mail to the Escrow Agent and the other Party of the occurrence of an

Escrow Release Event hereunder. Unless, within fifteen (15) days thereafter, the breaching Party files with the Escrow Agent its affidavit executed by an executive officer clearly refuting each area of claimed Escrow Release Event or showing that the Escrow Release Event has been cured, then Escrow Agent shall upon the sixteenth (16th) day deliver to the non-breaching Party the Escrow Material and all revisions and additions thereto. Should the Parties disagree on whether an Escrow Release Event has occurred, the disagreement shall be decided immediately by arbitration in Pittsburgh, Pennsylvania, in accordance with the commercial rules of the American Arbitration Association. The award of the arbitrator shall be final and binding and may be entered as a judgment in any court of competent jurisdiction.

     SECTION 7.4 USE OF ESCROW MATERIALS. In the event of a release of the Escrow Materials pursuant to SECTION 7.3 above, the non-breaching Party shall use the breaching Party's Escrow Material solely for the purpose of maintaining, developing, producing, marketing, selling and supporting versions of (a) the Tollgrade Products that are interoperable with the Company Products (if Company is the breaching Party); or (b) the Company Products that are interoperable with the Tollgrade Products (if Tollgrade is the breaching Party). In all events, each Party, or its successors or assigns, shall remain the owner of the Escrow Material. Each Party's right to use the Escrow Materials shall be that of a non-exclusive licensee only.

     SECTION 7.5 FEES OF ESCROW AGENT. All fees of the Escrow Agent shall be borne equally by the Parties.

     SECTION 7.6 TESTING. Each Party may, upon written request to the other Party and the Escrow Agent, conduct tests of the other Party's Escrow Material, under the non-requesting Party's supervision and at the Escrow Agent's location, to confirm the conditions of the Escrow Material. Any direct costs associated with the testing of the Escrow Material, including direct expenses of the non-requesting Party, shall be borne by the requesting Party.

                                    ARTICLE 8
                                     NOTICES

     SECTION 8.1 NOTICES. All notices and other communications between the Parties provided for in this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand, facsimile, mailed first class, postage prepaid, or overnight express mail to the following addresses:

               If to Tollgrade:

                    Tollgrade Communications, Inc.

                      493 Nixon Road
                      Cheswick, PA 15024
                      Facsimile:  (412) 820-1530
                      Attention:  Christian L. Allison, Chief Executive Officer

          With a copy (which shall not of itself constitute notice) to:

                      Sara M. Antol, General Counsel
                      Tollgrade Communications, Inc.
                            (address as above)

               If to Company:

                    Acterna, LLC
                      12410 Milestone Center Drive
                      Germantown, MD  20876
                      Facsimile:  240-404-1199
                      Attention:  Rick Goshorn

               With a copy (which shall not of itself constitute notice) to:

                    Akin Gump Strauss Hauer & Feld, LLP
                      1676 International Drive, Penthouse
                    McLean, VA 22102
                      Facsimile:  703-891-7501
                      Attention:  Eric W. Cowan, Esq.

     or such other address or facsimile number as to which notice has been duly given in accordance with this SECTION 8.1.

                                    ARTICLE 9
                                   ASSIGNMENT
                                   ----------

     SECTION 9.1 ASSIGNABILITY. Neither this Agreement nor any other rights or obligations of either Party hereunder may be assigned, delegated, sublicensed, or otherwise transferred (by asset sale, stock sale, merger, consolidation, or any other means of transfer whether by operation of law or otherwise) by either Party to any other party, including, without limitation, any parent, subsidiary, affiliate or successor, or any other party related directly or indirectly to said Party, without the prior written consent of the other Party hereto. Notwithstanding the foregoing, in the event either Party enters into a transaction that transfers or conveys to a third party (by asset sale, stock sale, merger, consolidation, or any other means of transfer whether by operation of law or otherwise) ownership rights to one or more of the products in the line of Company Products or the line of the Tollgrade Products, the transferring Party shall be required to assign this Agreement and all rights and obligations hereunder to such successor third party unless the non-transferring Party provides written notice specifically prohibiting the other Party from assigning this Agreement to such third party.

                                   ARTICLE 10
                           GOVERNING LAW; JURISDICTION
                           ---------------------------

     SECTION 10.1 GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law provisions.

     SECTION 10.2 JURISDICTION. With the exception of the Parties' agreement to arbitrate pursuant to SECTION 7.3, the Parties agree to submit to the exclusive jurisdiction of any state or federal court sitting in Allegheny County, Pennsylvania, with respect to legal disputes pertaining to the subject matter of this Agreement.

                                   ARTICLE 11
                                   PUBLICITY
                                   ----------

     SECTION 11.1 PROMOTION OF PRODUCTS. During the Term, each Party shall have the right to advertise, publicize and promote to its respective customers and to the public that the Company Products and the Tollgrade Products are interoperable with each other.

     SECTION 11.2 TRADEMARK RIGHTS. When advertising, publicizing and promoting the interoperability of the Tollgrade Products and the Company Products in accordance with the foregoing SECTION 11.1, Company shall have the right to use the following trademarks of Tollgrade: "Cheetah", "NetMentor" and "Tollgrade"; and Tollgrade shall have the right to use the following Company's trademarks:
"Acterna", "Phasor" and "PathTrak"; provided, however, the "(R)" symbol is affixed thereto, if a registered trademark, or the "(TM)" symbol is affixed thereto, if the trademark has not been approved for registration, and such use features written acknowledgment that the trademarks so employed are solely owned by the Party having the right thereto. Neither Party shall use the aforementioned trademarks for any other purpose other than that which is set forth in this ARTICLE 11.

                                   ARTICLE 12
                            DISCLAIMER OF WARRANTIES;
                    LIMITATION OF LIABILITY; INDEMNIFICATION
                    ----------------------------------------

     SECTION 12.1 DISCLAIMER OF WARRANTIES. EACH OF TOLLGRADE AND COMPANY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES RELATING TO THE INCORPORATION OF ITS LICENSED KNOW-HOW INTO THE PRODUCTS OF THE OTHER PARTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     SECTION 12.2 NO REPRESENTATIONS OR WARRANTIES ON PRODUCTS OF OTHER PARTY. Neither Party shall make any representations or warranties to third parties with respect to the products of the other Party without that Party's prior written consent.

     SECTION 12.3 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO BREACH OF THE DUTIES AND OBLIGATIONS SET FORTH IN ARTICLE 5 HEREOF, AND EXCEPT WITH RESPECT TO EITHER PARTY'S BREACH OF THE RESTRICTIONS OF THE LICENSES GRANTED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR PROFIT), WHETHER ARISING FROM OR BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY OR OTHER CAUSE OR BASIS WHATSOEVER.

     SECTION 12.4 INDEMNIFICATION BY TOLLGRADE. Tollgrade shall, at its sole expense, defend and hold Company, its officers, directors, shareholders, employees, agents, affiliates, successors and assigns, free and harmless from all losses, costs and damages in respect to any claim, action or suit of any third party arising out of (a) any representations or warranties made by Tollgrade as to the suitability of the Company Products for use with the equipment or system of a third party; or (b) any infringement upon any patent or proprietary rights of a third party based on the use of the Tollgrade Products or the Tollgrade Licensed Know-How.

     SECTION 12.5 INDEMNIFICATION BY COMPANY. Company shall, at its sole expense, defend and hold Tollgrade, its officers, directors, shareholders, employees, agents, affiliates, successors and assigns, free and harmless from all losses, costs and damages in respect to any claim, action or suit of any third party arising out of (a) any representations or warranties made by Company as to the suitability of the Tollgrade Products for use with the equipment or system of a third party; or (b) any infringement upon any patent or proprietary rights of a third party based on the use of the Company Products or the Company Licensed Know-How.

                                   ARTICLE 13
                         ENTIRE AGREEMENT; COUNTERPARTS
                         ------------------------------

     SECTION 13.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supercedes all prior written agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided therein.

     SECTION 13.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



           [REST OF PAGE LEFT INTENTIONALLY BLANK FOR SIGNATURE PAGE]

     IN WITNESS WHEREOF, the Parties hereto have caused this Interoperability Agreement to be executed by their duly authorized representatives as of the date first set forth above.


TOLLGRADE COMMUNICATIONS, INC.         ACTERNA, LLC


By:      __________________________    By:      ____________________________
Name:    __________________________    Name:    ____________________________
Title:   __________________________    Title:   ____________________________

                              EXHIBIT A - SOFTWARE

                                 SW OPS RETAINED

---------------------------------------- -------------------------------------- --------------------------------------
               SOFTWARE                             TOTAL REQUIRED                  ACTERNA AVAILABLE TO TRANSFER
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
            OFFICE SOFTWARE
---------------------------------------- -------------------------------------- --------------------------------------
             MS Office 97                                 80                                     80
---------------------------------------- -------------------------------------- --------------------------------------
              MS 2000 pro                                 16                                      0
---------------------------------------- -------------------------------------- --------------------------------------
            Office 2000 sb                                 2                                      2
---------------------------------------- -------------------------------------- --------------------------------------
        MS Win 2000 Professional                          40                                      0
           Upgrade from 97
---------------------------------------- -------------------------------------- --------------------------------------
               MS Win 98                                  23                                     23
---------------------------------------- -------------------------------------- --------------------------------------
            Win NT 4.0 Pro                                35                                     35
---------------------------------------- -------------------------------------- --------------------------------------
              MS project                                  25                                      6
---------------------------------------- -------------------------------------- --------------------------------------
            Win NT/2k Cals                                98                                     98
---------------------------------------- -------------------------------------- --------------------------------------
               Visio v5                                   14                                     14
---------------------------------------- -------------------------------------- --------------------------------------
                 Lotus                                    80                                      0
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
               TRACKING
---------------------------------------- -------------------------------------- --------------------------------------
                MAX MRP                                    1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Max for Win                                 12                                      0
---------------------------------------- -------------------------------------- --------------------------------------
       Great Plain backoffice
              for Siebel                                  lot                                     0
---------------------------------------- -------------------------------------- --------------------------------------
             Siebel Front                                  1                                      1
---------------------------------------- -------------------------------------- --------------------------------------
             SeaGate Info                              lot of 50                                 lot
---------------------------------------- -------------------------------------- --------------------------------------
          Crystal Reports win                              7                                      7
---------------------------------------- -------------------------------------- --------------------------------------
                 Track                                    12                                      12
---------------------------------------- -------------------------------------- --------------------------------------
                UniTime                                    1                                      1
---------------------------------------- -------------------------------------- --------------------------------------
               ABRA 6.14                                   1                                      1
---------------------------------------- -------------------------------------- --------------------------------------
               Track Wed                               lot of 8                                  lot
---------------------------------------- -------------------------------------- --------------------------------------
              Clear Quest                                  6                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Clear Case                                   6                                      0
---------------------------------------- -------------------------------------- --------------------------------------

                                 SW DEV RETAINED

---------------------------------------- -------------------------------------- --------------------------------------
               SOFTWARE                             TOTAL REQUIRED                  ACTERNA AVAILABLE TO TRANSFER

---------------------------------------- -------------------------------------- --------------------------------------
             DEVELOPMENTAL
---------------------------------------- -------------------------------------- --------------------------------------
        Crystal Reports 8.0 Dev                            1                                      1
---------------------------------------- -------------------------------------- --------------------------------------
          Microsoft FrontPage                              6                                      2
---------------------------------------- -------------------------------------- --------------------------------------
           PQ Drivelmage Pro                              10                                     10
---------------------------------------- -------------------------------------- --------------------------------------
                Exceed                                     4                                      4
---------------------------------------- -------------------------------------- --------------------------------------
               Volo View                                  10                                      5
---------------------------------------- -------------------------------------- --------------------------------------
            PC Anywhere v10                               10                                      0
---------------------------------------- -------------------------------------- --------------------------------------
          MS Office Publisher                              2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                AutoCad                                    4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
            Adobe PageMaker                                4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Adobe FrameMaker                                4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Adobe Illustrator                               3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
         Adobe Acrobat Reader                             98                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Alter Maxplus                                 2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Mathcad 2000                                  1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                Mathlab                                    1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Corel Draw                                   2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Doc to help                                  2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Acrobat Suite 4.0                               6                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Orcad Capture                                 5                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Orcad layout                                  2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Photo Shop                                   3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                 Pro-E                                     3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
               Robo Help                                   2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Orcad Pspice                                  1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                Sx-Key                                     4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           UV Device Eraser                                1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
          FlexLM Licensing SW                              1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                Labview                                    1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Visual Basic 6.0                                1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             AdventNet2.1                                  4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
          Beyond Compaare 2.0                              1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
               Epilogue                                    2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Erwin Logic works                               1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Forte Developer 6                               2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
         Install Anywhere 4.5                              2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
          Install Shield 5.5                               2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
        Install shield 6.2 Pro                             2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                InteliJ                                    1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
       Manfield publishing Kedit                           1                                      0
                1.5.3.0
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
               SOFTWARE                             TOTAL REQUIRED                  ACTERNA AVAILABLE TO TRANSFER
---------------------------------------- -------------------------------------- --------------------------------------
             DEVELOPMENTAL
---------------------------------------- -------------------------------------- --------------------------------------
     Microsoft visual Studio 6.0 E                         4                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                 MSDN                                     10                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Nero CD Burn                                  2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
       NuMega BoundsChecker 6.0                            1                                      1
---------------------------------------- -------------------------------------- --------------------------------------
   NeMega DevPartner for Visual C++                        1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Oracle 8.1.5.0.0                                1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
           Oracle 8.1.7.0.0                                1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Orbix 3.0.1                                  3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             OrbixWed 3.2                                  3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
               QNX 4.22                                    3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
    Rainbow Sentinel Protection 4.0                        1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray OC 1.0                          1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray OC 6.1                          1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
  Rogue Ware Stringray OC6.1 custome                       1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
        Rogue Wave Stringray OG                            1                                      0
                7 .0.0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray 7.0.1                           1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray OG 8.1                          1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
     Rogue Wave Stringray OT 6.02                          1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray OT 7.1                          1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
   Rogue Wave Stringray OT Pro 6.0.0                       1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
      Rogue Wave Stringray Studio                          3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
            Serial IO v5.2                                 1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
        Sun Solaris 2.6.0 1 CPU                            1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
        Sun Solaris 2.8.0.4 CPU                            2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
    Sun Workshop C++ compiler 4.2.0                        1                                      0
---------------------------------------- -------------------------------------- --------------------------------------
                 TOAD                                      5                                      0
---------------------------------------- -------------------------------------- --------------------------------------
             Together 6.0                                  2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
            Visual Cafe 4.1                                2                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Voyager 3.1                                  3                                      0
---------------------------------------- -------------------------------------- --------------------------------------
              Wind/U 4.3                                   0                                      0
---------------------------------------- -------------------------------------- --------------------------------------
               Wind/U4.4                                   4                                      0
---------------------------------------- -------------------------------------- --------------------------------------

             EXHIBIT I - FORM OF OPINION OF SELLER'S GENERAL COUNSEL




     February 13, 2003


     Tollgrade Communications, Inc.
     493 Nixon Road
     Cheswick, PA  15024


RE: Purchase and Sale Agreement by and between Acterna, LLC and Tollgrade Communications, Inc. and Related Transactions

     Ladies and Gentlemen:

     I am the General Counsel of Acterna Corporation and have advised Acterna, LLC (the "Seller"), Acterna Corporation's wholly owned subsidiary, in connection with the preparation, execution and delivery of that certain Purchase and Sale Agreement dated of even date herewith (the "Acquisition Agreement") by and between the Seller and Tollgrade Communications, Inc. (the "Buyer"). This opinion letter ("Opinion Letter") is being delivered to the Buyer pursuant to
Section 1.5(b)(xiv)(D) of the Acquisition Agreement.

     In so acting, I, or attorneys under my supervision, have examined such originals or copies of:

          (a) the Acquisition Agreement;

          (b) the Interoperability Agreement between the Seller and the Buyer dated February 13, 2003;

          (c) the Assignment and Assumption Agreement between the Seller and the Buyer dated February 13, 2003;

          (d) the Sublease Agreement between the Seller and the Buyer, dated February 13, 2003;

          (e) the Escrow Agreement between the Seller, the Buyer and Allfirst Trust Company, National Association, as Escrow Agent, dated February 13, 2003; and

          (f) the Bill of Sale of the Seller dated February 13, 2003.

     The items listed in (b) through (f) are referred to herein as the "Ancillary Agreements". In addition, I or attorneys acting under my supervision, have examined originals or copies of such statutes, corporate records and other documents, opinions and instruments and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth. Capitalized terms used in this Opinion Letter that are not otherwise defined herein shall have the meanings assigned to them in the Acquisition Agreement.

     Subject to the qualifications set forth in this Opinion Letter, I express the following opinions:

     1. The Seller is a limited liability company duly formed and presently subsisting under the laws of the State of Delaware.

     2. The Seller has the full power and authority to (a) carry on the Business as it is now being conducted; and (b) execute, deliver and perform the Acquisition Agreement and each of the Ancillary Agreements.

     3. The Seller has taken all actions necessary to authorize the execution, delivery and performance of the Acquisition Agreement and each of the Ancillary Agreements and has duly executed and delivered each of them.

     4. The Acquisition Agreement and each of the Ancillary Agreements are legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

     5. Except as specifically disclosed in the Disclosure Schedules to the Acquisition Agreement, the execution and delivery by the Seller of the Acquisition Agreement and each of the Ancillary Agreements do not, and the performance by the Seller of its obligations thereunder will not require the approval of, or filing with, any third party, including, but not limited to, any of Seller's lenders or any governmental authority, or any law (including any rule or regulation thereunder) of any governmental authority. As used in this Opinion Letter, the term "governmental authority" means any legislative, judicial, administrative or regulatory body of the United States or the states in which the Business is or should be qualified to do business.

     6. The execution and delivery by the Seller of the Acquisition Agreement and each of the Ancillary Agreements do not, and the performance by the Seller of its obligations thereunder will not (a) result in a violation of the Certificate of Organization, operating agreement, or any other organizational document of the Seller, or (b) constitute a breach of or result in a default under any of the Assigned Contracts or any other agreement or instrument to which the Seller is a party or by which the Seller or any of the Acquired Assets are bound.

     7. During the course of my representation of the Seller in connection with the transactions contemplated by the Acquisition Agreement and the Ancillary Agreements, nothing has come to my attention which would lead me to believe that there is any litigation or proceeding pending at law or in equity or before any governmental authority involving the possibility of any judgment, order or decision which might materially impair the ability of Seller to perform the Acquisition Agreement or any of the Ancillary Agreements or might materially adversely affect the normal operation of the Business or might result in liability for material damages or might have a material adverse effect on the right, title or interest of the Seller in or to the Acquired Assets.

     This Opinion Letter and the opinions set forth herein are intended solely for the Buyer in connection with the transactions contemplated by the Acquisition Agreement, and may not be relied upon or used by any other person or for any other purpose without my prior written consent. No part of this Opinion Letter or the opinions set forth herein may be incorporated, quoted or otherwise referred to in any other document or communication or filed with or otherwise furnished to any third party.

     In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified, reproduced or facsimile copies. I have also assumed the due authorization, execution and delivery of the Acquisition Agreement and each Ancillary Agreement and the other documents that I examined by the parties signing them, other than the Seller.

     I express no opinion regarding the Acquisition Agreement or any Ancillary Agreement or any right, power, privilege, remedy or interest intended to be created thereunder, insofar as: (a) any of the rights, powers, privileges, remedies and interests of a party thereunder may be limited (i) by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the rights, powers and remedies of creditors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or (iii) by the exercise of discretionary or equitable powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including (without limitation) specific performance, injunctive relief, indemnification and contribution; (b) the rights, powers, privileges, remedies and interests of any party under the Acquisition Agreement or any Ancillary Agreement or applicable law may be exercised or otherwise enforced in bad faith or a commercially unreasonable manner; and (c) any term or provision of any Transaction Document provides for an absolute and unconditional obligation to perform under such the Acquisition Agreement or any Ancillary Agreement even though such agreement is terminated or if performance thereunder would constitute a penalty.

     I am licensed to practice law only in the State of Wisconsin and do not hold myself out to be an expert on the laws of any other jurisdiction other than the State of State of Wisconsin and the Federal law of the United States of America. My opinions expressed herein are limited to the laws of the State of Wisconsin, the general corporate laws of the State of Delaware and the federal law of the United States of America that in my experience are normally applicable to transactions of the type.

     This Opinion is limited to the matters expressly set forth herein and no opinion should be inferred as to any other matters. In addition, this Opinion is issued on, and limited to, the date hereof and I do not in any event undertake to advise you of any changes of law, facts or circumstances occurring or coming to my attention subsequent to the date hereof.

         Very truly yours,




         By: